                                       Filed under Securities Act Rule 424(b)(2)
                                                      Registration No. 333-77275

Prospectus Supplement To Prospectus dated March 7, 2001

                                  $669,000,000


MELLON HOME EQUITY LINE OF CREDIT TRUST 2001-1
Issuer

HOME EQUITY LINE OF CREDIT ASSET-BACKED NOTES,
SERIES 2001-1, CLASS A

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

MELLON BANK, N.A.
Seller and Servicer


   The Trust

        o will issue one class of notes with interest payable monthly at the floating rate described in this prospectus supplement.

   The Notes

        o are principally secured by a pool of revolving home equity line of credit mortgage loans, substantially all of which bear interest at floating rates. The loans are secured primarily by junior liens on one- to four-family residential properties.

   Credit Enhancement

        o Overcollateralization and excess interest features will provide limited protection against losses on the mortgage loans.

        o An irrevocable and unconditional note guaranty insurance policy will be issued by Ambac Assurance Corporation.


                            [graphic]


   JPMorgan, a division of Chase Securities Inc., and Mellon Financial Markets, LLC, the underwriters, will buy the notes from the depositor at the price specified below. Delivery of the notes is expected to be made in book-entry form through the facilities of DTC, Clearstream and the Euroclear System on or about March 23, 2001.

                                                                   Per Note       Total

                                                                   --------   ------------
          Price to Public .....................................     100.00%   $669,000,000

          Underwriting Discount ...............................       0.25%   $  1,672,500

          Proceeds, before expenses, to the depositor .........      99.75%   $667,327,500

   Neither the SEC nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

JPMorgan                                          Mellon Financial Markets, LLC

The date of this Prospectus Supplement is March 7, 2001

   The notes represent non-recourse obligations of the trust only and do not represent an interest in or obligation of the depositor, the trustee, the seller and servicer or any of their affiliates.

   This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

   Review the information in "Risk Factors" on page
S-8 in this prospectus supplement and on page 5 in the prospectus before making a decision to invest in the notes.

Important Notice About the Information Presented In This Prospectus Supplement
                        And The Accompanying Prospectus

    We provide information to you about the notes in two separate documents that provide progressively more detailed information:

    o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

    o this prospectus supplement, which describes the specific terms of your series of notes.

    If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state where the offer is not permitted.

    For 90 days following the date of this prospectus supplement, all dealers selling notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.

    This prospectus supplement and the prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents contained in accompanying prospectus indicate the pages on which those captions are located. There is also a Glossary on page S-62 where you will find definitions of the capitalized terms used in this prospectus supplement.

                               Table of Contents

                                                                            Page
                                                                             ---
Summary ..........................................................           S-3

Risk Factors .....................................................           S-8

The Trust ........................................................          S-12

  The Owner Trustee...............................................          S-13

  The Indenture Trustee...........................................          S-13

The Seller and Servicer ..........................................          S-13

Description of the Mortgage Loans ................................          S-23

Maturity and Prepayment Considerations ...........................          S-33

  The Notes.......................................................          S-33

  Effect Of Overcollateralization Feature.........................          S-34

  Clean-up Call...................................................          S-35

  Decrement Table.................................................          S-35

Description of the Notes .........................................          S-37

  Optional Transfers of Mortgage Loans to the Seller..............          S-37

  Payments on Mortgage Loans; Deposits to Principal and Interest
   Account .......................................................          S-37

  Payments on the Notes...........................................          S-38

  Flow of Funds...................................................          S-38

  Interest Distributions..........................................          S-40

  Payment of Principal............................................          S-42

  Overcollateralization Feature...................................          S-43

  Rapid Amortization Events.......................................          S-43

  Events of Default Under the Indenture...........................          S-44

  Remedies of Event of Default Under the Indenture................          S-44

The Note Insurer and the Note Guaranty Insurance Policy ..........          S-45

  The Note Insurer................................................          S-45

  The Note Guaranty Insurance Policy..............................          S-46

  Draws Under the Note Guaranty Insurance Policy..................          S-47

  Provisions of the Agreements....................................          S-48

  Collection and Other Servicing Procedures on Mortgage Loans.....          S-48

                                                                            Page
                                                                             ---
Transfer of the Mortgage Loan Files ..............................          S-48

Hazard Insurance .................................................          S-48

Realization Upon Defaulted Mortgage Loans ........................          S-49

Servicing Compensation and Payment of Expenses ...................          S-49

Reports ..........................................................          S-49

Evidence as to Compliance ........................................          S-50

Matters Regarding the Servicer ...................................          S-50

Amendments .......................................................          S-51

The Indenture Trustee ............................................          S-52

Matters Regarding the Indenture Trustee and the Owner Trustee ....          S-52

Use of Proceeds ..................................................          S-53

Material Federal Income Tax Consequences .........................          S-53

  General.........................................................          S-53

  Characterization of the Notes as Indebtedness...................          S-53

  Taxation of Interest Income of Note Owners......................          S-54

  Possible Classification of the Trust as a Partnership or
   Association Taxable as a Corporation ..........................          S-54

  Possible Classification as a Taxable Mortgage Pool..............          S-55

  Foreign Investors...............................................          S-55

  Backup Withholding..............................................          S-56

State Taxes ......................................................          S-57

ERISA Considerations .............................................          S-57

  General.........................................................          S-57

  Prohibited Transactions.........................................          S-57

  Plan Asset Regulation...........................................          S-58

  Review by Plan Fiduciaries......................................          S-59

Legal Investment Considerations ..................................          S-59

Underwriting .....................................................          S-59

Legal Matters ....................................................          S-60

Experts ..........................................................          S-61

Ratings ..........................................................          S-61

Glossary .........................................................          S-62

                                    Summary

    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you must carefully read this entire prospectus supplement and the accompanying prospectus.

                                 -------------

Issuer. . . . . . . . . .   Mellon Home Equity Line of Credit Trust 2001-1.

Offered Securities. . . .   $669,000,000 Home Equity Line of Credit Asset-Backed
                            Notes, Series 2001-1, Class A.

Non-Offered Securities. .   Certificates of beneficial interest in the trust.

Depositor . . . . . . . .   J.P. Morgan Acceptance Corporation I. The
                            depositor's principal executive offices are located at 60 Wall Street, New York, New York 10260 and its phone number is (212) 834-5512. The depositor is an affiliate of JPMorgan, a division of Chase
                            Securities Inc., one of the underwriters.

Seller and Servicer . . .   Mellon Bank, N.A. The seller and servicer is an
                            affiliate of Mellon Financial Markets, LLC, one of the underwriters.

Indenture Trustee . . . .   Wells Fargo Bank Minnesota, N.A., a national banking
                            association. The indenture trustee's principal corporate trust office is located in Minneapolis, Minnesota.

Owner Trustee . . . . . .   Wilmington.Trust Company.

Note Insurer. . . . . . .   Ambac Assurance Corporation.

Cut-off Date. . . . . . .   March 1,.2001.

Closing Date. . . . . . .   On or about March 23, 2001.

Payment Dates . . . . . .   Beginning in April 2001, monthly, on the 20th of
                            each month or, if the 20th day is not a business day, the next business day.

Maturity Date . . . . . .   March 20, 2027. The actual final payment date could
                            be substantially earlier.

The Trust

    The depositor will establish the Mellon Home Equity Line of Credit Trust 2001-1, a Delaware business trust, to issue the notes. The trust has been established under a trust agreement, as amended by the amended and restated trust agreement, dated as of March 23, 2001, among the depositor, the seller and the owner trustee.

    The assets of the trust will consist of the mortgage loan pool and related assets.

   The Mortgage Pool

    The mortgage loan pool consists of 43,485 floating rate and 254 fixed rate revolving home equity line of credit mortgage loans with an aggregate unpaid principal balance of approximately $679,486,727 as of the cut-off date.

    Approximately 59.60% of the mortgage loans, by principal balance as of the cut-off date, are known to be secured by junior mortgages or deeds of trust on one-to-four family residential properties, although for approximately 21.59% of the mortgage loans, by principal balance as of the cut-off date, the priority of the lien is not available to the seller.

    We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

    Payment Terms of Mortgage Loans

    Each borrower under a mortgage loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can be borrowed again during the draw period.

    o Interest and Principal--Payments on the mortgage loans are due monthly whenever borrowed amounts are outstanding. For each billing cycle, interest accrues on the average daily outstanding balance of the mortgage loans, on the basis of the actual number of days elapsed in a year of 360 or 365 days. Generally, the minimum monthly payment on the mortgage loans is the amount necessary to completely repay the outstanding principal balance and applicable interest charge in equal installments over the assigned amortization period.

    o Draws--Each mortgage loan provides for a draw period during which amounts may be borrowed under the terms of the loan. The majority of the mortgage loans provide for a fixed draw period of ten years or for a draw period of five years which may be extended with the consent of the servicer for an additional ten year period. The remaining mortgage loans either have draw periods of other fixed lengths or in some cases have continuing draw periods that do not end at a fixed time.

The Notes

    1. General: The trust will issue the notes under an indenture, dated as of March 1, 2001, between the issuer and the indenture trustee. The notes will be secured by the assets of the trust and will have the benefit of the note guaranty insurance policy.

    o Payments on the notes will be made on each payment date from collections on the mortgage loans in the amounts and as described under "Description of the Notes--Flow of Funds" in this prospectus supplement.

    o If you hold a note on the day prior to a payment date, as long as the notes are maintained in book-entry form, you will be entitled to receive payments on your notes on that payment date.

    2. Interest Payments: Interest accrued on the notes will be payable on each payment date at a note interest rate equal to one month LIBOR plus 0.24% per annum, subject to the limits and adjustments on the note interest rate described in this prospectus supplement under "Description of the Notes--Interest Distributions."

    3. Principal Payments: To the extent that the notes remain outstanding on the maturity date, the entire outstanding principal amount of the notes will be due and payable at that time. Prior to that time, principal will be payable on the notes to the extent of interest and principal collections on the mortgage loans that are available for that purpose under the indenture.

    During Managed Amortization Period. From principal collections on the mortgage loans, on each payment date during the managed amortization period, principal will be payable on the notes in an amount generally equal to the lesser of:

   o the excess, if any of 98.5% of the principal collected on the mortgage loans during the prior calendar month over any amounts applied to reduce overcollateralization; and

   o the excess if any, of the principal collected on the mortgage loans during the prior calendar month less any draws made by the borrowers under the mortgage loans during that period over any amounts applied to reduce overcollateralization.

    After Managed Amortization Period. On each payment date occurring after the managed amortization period, principal will be payable on the notes out of principal collections on the mortgage loans in the amount described in the first bullet above. The managed amortization period will begin on the closing date and end after the March 2004 payment date or earlier if a rapid amortization event has occurred.

    Use of Interest Collections to pay principal. On each payment date, both during and after the managed amortization period, principal will be payable from the investors' portion of interest collections on the mortgage loans, to the extent the amount of those collections remaining after the payment of interest due on the notes and other trust expenses is sufficient, in an amount equal to:

   o the investors' portion of any liquidated loss amounts on the mortgage loans and that remain unpaid from any prior calendar months;

   o any amount necessary to prevent the notes from being under-collateralized relative to the investors' portion of the mortgage pool principal balance; and

   o any accelerated principal payments to which the noteholders are entitled under the indenture until the targeted amount of overcollateralization has been reached.

    We refer you to "Description of the Notes" in this prospectus supplement for additional information.

The Certificates

    The trust will also issue trust certificates which are not offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent

   o a portion of the over-collateralization and

   o the beneficial interest in that portion of the mortgage loan balance not evidenced by the notes or the over-collateralization, which is called the seller's interest.

    The principal amount of the certificates initially will be approximately 1.5% of the mortgage pool balance as of the cut-off date, which represents the initial over-collateralization and a seller's interest, which initially is equal to zero. The seller's interest is expected to change from time to time based generally on the amount of draws on the mortgage loans. The seller or an affiliate of the seller will initially hold the certificates. The certificates will receive payments on the mortgage loans that are not allocable to the investors' interest in the mortgage loans. The certificates will also receive payments on the mortgage loans that are applied to reduce the over-collateralization and other funds of the trust that are not required to make payments on the notes or pay any other trust expenses or obligations.

Credit Enhancement

    Credit enhancement is intended to reduce the effect on holders of the notes of shortfalls in payments received from borrowers and losses realized on the mortgage loans. The credit enhancement for the notes will consist of the note guaranty insurance policy and the excess interest and overcollateralization features described in this prospectus supplement.

    1. Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay the interest accrued on the notes and the expenses of the trust, there may be excess interest each month. A portion of this excess will be used, to the extent it is sufficient, to cover losses that would otherwise be allocated to the notes, to make principal payments on the notes in amounts necessary to create the required over-collateralization and to make any payments necessary to prevent the notes from becoming undercollateralized.

    2. Overcollateralization: Initially, the principal balance of the mortgage loans will be greater than the principal balance of the notes. Thereafter, overcollateralization will be measured by the excess, if any, of the investors' interest in the mortgage pool principal balance over the aggregate principal balance of the notes.

    We refer you to "Description of the Notes--Overcollateralization Feature" in this prospectus supplement for additional information.


    3. The Note Guaranty Insurance Policy: Ambac Assurance Corporation will issue a note guaranty insurance policy which unconditionally guarantees the payment of:

   o accrued and unpaid interest on the notes at the note interest rate on each payment date;

   o the amount by which the aggregate note principal balance exceeds the investors' interest in the mortgage pool principal balance; and

   o any principal amounts owed to noteholders on the maturity date.

    We refer you to "The Note Insurer and the Note Guaranty Insurance Policy" in this prospectus supplement for additional information.

Optional Redemption

    The notes will be redeemed by the trust on any payment date on which the servicer has exercised its option to purchase the mortgage loan pool. The servicer will have that option on any payment date on or after which the note principal balance has been reduced to an amount less than or equal to 10% of the note principal balance on the closing date. This clean-up call will result in the redemption of the notes at a price equal to their outstanding principal amount plus accrued interest. The consent of the note insurer would be required for any redemption that would result in a draw on the note guaranty insurance policy.

    We refer you to "Maturity and Prepayment Considerations--Clean-up Call" in this prospectus supplement for additional information.

Federal Tax Considerations

    For federal income tax purposes:

   o Brown & Wood LLP, special tax counsel to the trust, is of the opinion that the notes will be treated as debt instruments and that the trust will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

   o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

    We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

    Subject to the conditions and considerations discussed under "ERISA Considerations" in this prospectus supplement, the notes may be purchased by pension, profit-sharing or other employee benefit individual plans, retirement accounts and various types of Keogh plans that are subject to the Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code. Each such purchaser will be deemed to make certain representations.

    We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.


Legal Investment Considerations

    The Secondary Mortgage Market Enhancement Act of 1984, defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust includes junior mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or mortgage related securities and will be unable to invest in the notes.

    We refer you to "Legal Investment Considerations" in this prospectus supplement and in the prospectus for additional information.

Note Rating

    The trust will not issue the notes unless they receive the following ratings:

    o "AAA" by S&P, and

    o "Aaa" by Moody's.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

    We refer you to "Ratings" and "Risk Factors--The Rating of the Notes is Based Primarily on the Financial Strength of the Note Insurer" in this prospectus supplement for additional information.

                                  RISK FACTORS

    You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

The notes are complex securities.

    You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

Payments on the mortgage loans, together with the note guaranty insurance policy, are the sole source of payments for the notes.

    Credit enhancement will be provided for the notes in the form of excess interest collections and overcollateralization and by the note guaranty insurance policy. None of the seller, the depositor, the underwriters, the servicer, the indenture trustee or the owner trustee or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the losses incurred on defaulted mortgage loans are not covered by the available credit enhancement, the holders of the notes will bear all risk of those losses directly.

The rating of the notes is based primarily on the financial strength of the note insurer.

    The ratings on the notes depend primarily on an assessment by the rating agencies of the financial strength of the note insurer. Any reduction of the rating assigned to the financial strength of the note insurer may cause a corresponding reduction on the ratings assigned to the notes. A reduction in any rating assigned to the notes will reduce the market value of the notes and may adversely affect your ability to sell them.

    We refer you to "Ratings" in this prospectus supplement.

Investors may have to hold their notes to maturity if the marketability of the notes is limited.

    There is currently no trading market for the notes. One of the underwriters, JPMorgan, a division of Chase Securities Inc., intends to make a secondary market in the notes, but is not obligated to do so and may cease activities in this regard at any time in its discretion. Mellon Financial Services, LLC will not make a secondary market in the notes at any time. In addition, the notes will not be listed on any exchange or on the quotation system of any registered securities association. A secondary market for the notes may therefore not develop. Even if a secondary market does develop, it may not continue, or it may be or become illiquid. The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Consequently, the market value of the notes is likely to fluctuate and these fluctuations may be significant. You may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. As a result, you could experience a loss if you sell your notes prior to maturity.

Cash flow disruptions could cause payment delays and losses.

    Substantial delays could result while liquidating delinquent mortgage loans. Resulting shortfalls in payments to noteholders could occur if the note insurer were to be unable to perform its obligations under the note guaranty insurance policy. Further, liquidation expenses, which include legal fees, real estate taxes, and maintenance and preservation expenses, will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to noteholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the note insurer were to be unable to perform its obligations under the note guaranty insurance policy.

Junior lien priority could result in payment delay or loss.

    The mortgage loans are secured by mortgages a substantial portion of which are junior mortgages. The servicer may under certain circumstances consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan held by the trust. Mortgage loans secured by junior mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by junior mortgages and prior liens in the aggregate and the note insurer is unable to perform its obligations under the note guaranty insurance policy, you will bear

   o the risk of delay in payments while any deficiency judgment against the borrower is sought and

   o the risk of loss if the deficiency judgment cannot be obtained or is not realized on.

    We refer you to "Legal Aspects of the Mortgage Loans" in the prospectus.

The issuer may be an unsecured creditor under certain mortgage loans since mortgage loan assignments were not recorded.

    Although the mortgage notes relating to the mortgage loans will be delivered to the indenture trustee, as designee of the issuer, within 21 days after the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless (x) the rating of the long-term senior unsecured debt obligations of the seller falls below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's Investor Service, Inc. or (y) an Event of Default shall occur.

    In some states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuer, will have the result of making the sale of the mortgage loans to the issuer potentially ineffective against any creditors of the seller who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of the seller, or any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuer if the purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise. In those events, the issuer would be an unsecured creditor of the seller.

Due to geographic concentration, the notes may be particularly sensitive to conditions in specific regions.

    The mortgaged properties relating to the mortgage loans are located in 37 states plus the District of Columbia. However, 80.81% of the mortgaged loans, by principal balance as of the cut-off date, are secured by properties located in Pennsylvania. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as floods, and civil disturbances such as riots. The economic impact of any of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. If Pennsylvania experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.

The servicer has the limited ability to change the terms of the mortgage loans.

    The servicer may agree to changes in the terms of a credit line agreement if the changes

   o do not materially and adversely affect the interest of the noteholders or the note insurer, and

   o are consistent with prudent business practice.

    In addition, the servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a mortgage loan. Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss in the event of a default under the mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the excess cash flow available to absorb losses.

The notes have a cap on their note interest rate, which may limit the amount of interest you will receive.

    The notes accrue interest at a rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap based in part on the interest rates on the mortgage loans.

    Substantially all of the mortgage loans have interest rates that are generally based on the various loan indices, and have maximum limitations on adjustments to the loan rate. As a result, the notes may accrue less interest than they would accrue if the note interest rate were based solely on the LIBOR index plus specified margin.

    A variety of factors could limit the note interest rate. Some of these factors are described below:

   o The note interest rate adjusts monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note interest rate for extended periods in a rising interest rate environment.

   o Each loan index may respond to different economic and market factors than LIBOR and thus may change in a direction different from LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while LIBOR is stable or rising. And although both the loan rates and LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than LIBOR.

    These factors may adversely affect the yield to maturity on the notes. Any net funds carry-forward amount will be paid on the notes only to the extent of available funds as described in this prospectus supplement. We cannot assure you that all net funds carry-forward amounts will be paid. In addition, the note guaranty insurance policy does not cover, and the ratings of the notes do not address the likelihood of the payment of, net funds carry-forward amounts.

The note insurer, rather than the noteholders, even absent an event of default, will control the exercise of the rights and remedies of the noteholders.

    So long as the note insurer is not in default with respect to its obligations under the note guaranty insurance policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the note insurer. If an event of default under the indenture occurs, the note insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the trust estate, which will result in redemption, in whole or in part, of the notes. Even in the absence of an event of default, the note insurer rather that the noteholders will control the exercise of rights, such as consent rights, that would otherwise belong to the noteholders. The note insurer's decisions with respect to defaults may have a significant impact on the weighted average life of the notes.

    We refer you to "Description of the Notes--Remedies of Event of Default Under the Indenture" in this prospectus supplement.

Payments to and rights of investors may be adversely affected by insolvency of the seller.

    The sale of the mortgage loans from the seller to the depositor will be treated by the seller and the depositor as a "true sale" of the mortgage loans for bankruptcy purposes. If the seller were to become insolvent, a trustee or other receiver or conservator for, or a creditor of, the seller, may argue that the transaction between the seller and the depositor is a pledge of mortgage loans as security for a borrowing rather than a sale. This attempt, even if unsuccessful, could result in delays in receipt by the trust of payments on the mortgage pool.

    In the event of the seller's insolvency, there is a possibility that the FDIC could be appointed as a receiver or conservator and prevent the indenture trustee from taking certain actions with respect to the trust. The FDIC may enforce the seller's contracts and may have the power to cause the seller to continue to perform the servicer's duties. This would prevent the appointment of a successor servicer and prevent the liquidation of the mortgage loans or the early retirement of the notes.

The rate of prepayment on the mortgage loans is highly uncertain and will affect the rate of return on your investment.

    The rate of return on your investment in the notes will be affected by the rate and timing of principal payments on the notes. Since borrowers can generally prepay their mortgage loans at any time, the rate and timing of principal payments on the notes will be highly uncertain. The rate of prepayments on the mortgage loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and cannot be predicted with certainty. The interest rates on the mortgage loans are subject to adjustment based on changes in the applicable loan index and are subject to certain limitations. Any increase in the interest rate on a mortgage loan may encourage a borrower to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the mortgage loans and the fact that borrowers may not view them as permanent financing, the rate of principal payments may be unrelated to changes in market rates of interest.

    In addition to the rate and timing of principal payments on the mortgage loans, the rate of principal payments on the notes will also be affected by a variety of other factors, including any exercise by the servicer of its clean-up call repurchase rights on the mortgage loans, and the rate of defaults and liquidations on the mortgage loans. See "Maturity and Repayment Considerations" in this prospectus supplement.

    If the rate of prepayments or the mortgage loans varies from that assumed by you in making your investment decision, your rate of return on the notes could be lower than you anticipate.

                                   The Trust

    Mellon Home Equity Line of Credit Trust 2001-1 is a business trust formed under the laws of the State of Delaware under a trust agreement, as amended by the amended and restated trust agreement, dated as of March 23, 2001, among the depositor, the seller and Wilmington Trust Company, as owner trustee. Prior to formation, the trust will have no assets or obligations or any operating history. The trust will not engage in any business other than:

   o acquiring, holding and managing the revolving home equity line of credit mortgage loans transferred to the trust and the other assets of the trust,

   o issuing the notes and the trust certificates,

   o making payments on the notes and the trust certificates, and

   o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

    On the closing date, the trust, the depositor, the seller and servicer, and the indenture trustee will enter into a sale and servicing agreement, dated as of March 1, 2001. Under that agreement, the depositor will purchase the mortgage loan pool from the seller. Immediately upon the acquisition by the depositor of the mortgage loan pool, the trust will in turn purchase the mortgage loan pool from the depositor under the sale and servicing agreement.

    The assets of the trust will be pledged to the indenture trustee as security for the notes under the indenture, dated as of March 1, 2001, between the trust and the indenture trustee.

    The servicer is obligated to service the mortgage loans pursuant to the sale and servicing agreement and will be compensated for its services as described under "Provisions of the Agreements--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

    The trust will not acquire any assets other than the trust property. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus supplement, other than the balance sheet of the trust as of March 1, 2001 included as Exhibit A to this prospectus supplement.

The Owner Trustee

    Wilmington Trust Company, the owner trustee, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's duties in connection with the issuance and sale of the notes and the trust certificates are limited solely to the express obligations of the owner trustee set forth in the trust agreement, the indenture and the sale and servicing agreement.

The Indenture Trustee

    Wells Fargo Bank Minnesota, N.A. is the indenture trustee under the indenture. Wells Fargo Bank Minnesota, N.A., is a national banking association and its corporate trust offices are located for note transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, and for all other purposes, at 11000 Broken Land Parkway, Columbia, Maryland 21044. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the sale and servicing agreement.

                            The Seller and Servicer

    Mellon Bank, N.A., or the Bank, is a national banking association located in Pittsburgh, Pennsylvania. It is a wholly owned subsidiary of Mellon Financial Corporation (MEL: NYSE), a multibank holding company also headquartered in Pittsburgh, Pennsylvania and with subsidiaries in Pennsylvania, Delaware, and Maryland. The Bank will act as seller of the mortgage loans to the depositor, and as servicer of the mortgage loans on behalf of the indenture trustee and the noteholders.

    The mortgage loans securing the notes were originated by the Bank under its revolving home equity credit line programs or were purchased by the Bank in connection with bank or branch acquisitions. As of December 31, 2000, the Bank's total portfolio of home equity lines of credit, including the mortgage loans securing the notes and all other HELOCs serviced by the Bank, consisted of approximately $800 million aggregate outstanding principal amount.

Underwriting Procedures

    Under the current underwriting procedures of the Bank, each home equity line of credit is originated after a review of the applicant's ability to assume and repay loans arising under the home equity line of credit and the adequacy of the real property that serves as collateral. A borrower's request for an increase in the credit limit of an existing home equity line of credit is reviewed under the same underwriting procedures as are then being applied with respect to originations.

    The applicant is required to complete an application which lists the applicant's mortgage liabilities, income, employment history and other demographic and personal information. If the application indicates sufficient income and equity in the mortgaged property to justify extending a home equity line of credit, a further credit investigation will be conducted, which includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant, pay stubs, income tax returns, W-2 forms and/or other income verification, an independent appraisal of the value of the mortgaged property and a title search.

    Appraised values are generally determined by one of four methods. First, an appraisal may be completed using Fannie Mae form 1004. This appraisal consists of a complete inspection by a qualified appraiser and is usually performed if the amount of the home equity line of credit requested by the customer is greater than or equal to $100,000. Second, an appraisal may be conducted by reference to the assessed value of the mortgaged property shown on the tax rolls if the amount of the home equity line of credit requested by the customer is less than or equal to $50,000 and the mortgaged property is located in a county in which the Bank, in its discretion, has determined that the assessed value shown on the county tax rolls is a reliable indicator of the appraisal value of the mortgaged property. The third method is a "drive-by appraisal", completed on Freddie Mac form 704, consisting of an evaluation of comparable properties on the basis of a visual inspection of the exterior of the mortgaged property. The last method utilized by the Bank is an automated home value estimator, which compares similar sales in the immediate area of the subject property.

    Generally, appraisals are performed by a third-party appraisal provider at the sole cost and expense of the borrower although the Bank often permits a successful applicant to finance the cost of the appraisal. Selected appraisers must be certified by the state in which the mortgaged property is located. If an applicant for a home equity line of credit provides an appraisal dated no earlier than 24 months prior to the date of application that was performed by an appraiser approved by the Bank, then the Bank will typically rely on that appraisal to determine the value of the mortgaged property rather than performing a new appraisal.

    A title search is performed covering at least the period from the conveyance of the mortgaged property to the applicant from the last owner before the applicant, but if the requested amount of the home equity line of credit exceeds $200,000 and/or no first mortgage is held by a financial institution, a full title search generally is required. The Bank generally does not require the borrower to obtain title insurance covering the mortgaged property.

    The Bank uses a FICO Score to aid in underwriting line of credit applications. The FICO Score will be based on information obtained from the credit bureau report. For applications with more than one applicant, the highest FICO Score of the applicants determines if the application passes the cut-off score.

    The cut-off scores set for each product are used as a guideline when making a credit decision. Those applicants that fall at or above the cut-off scores are usually approved and those that fall below the cut-off score are usually denied credit, unless an override is approved by an appropriate level credit officer.

    The cut-off score for home equity lines of credit is 660.

    Updated FICO Scores were purchased for the entire home equity lines of credit Portfolio for lines prior to November 2000. Prior to November 2000, the Bank utilized an internal credit scoring system built by Management Decision System.

    The maximum amount that may be borrowed under each home equity line of credit--the credit limit--is determined by the Bank in accordance with a complex and customized matrix that is generally based on the borrower's ability to pay and an acceptable combined loan-to-value ratio. Generally, the amount of borrowed credit may not cause the borrower's debt-to-income ratio, taking into account the credit limit of the home equity line of credit and any senior mortgage indebtedness and payments on other installment debt and revolving credit, to exceed the maximum debt-to-income ratio for the applicant determined by reference to the applicant's FICO Score.

    The following provides the debt-to-income guidelines used by the Bank, based on FICO Scores; provided that in each case a lending officer is permitted to grant exceptions to the guidelines where appropriate:

                Score                                                                      Guide
                -----                                                                      -----
                less than 640..........................................................     40%

                640 to 679.............................................................     45%

                more than equal to 680.................................................     50%

The following provides the LTV guidelines and the exception authority for a credit officer of the level indicated:


LTV ratio

Property type                                           Market value        LTV ratio      Exception authority
Class 1: Owner occupied: residential                    MV less than
                                                        $350,000            85%            less than equal to 5% to Lender
------------------------------------------------------------------------------------------------------------------------------------
Single family detached, townhouse, residential                                             more than 5% to Senior Lender 1 (with a
                                                                                           maximum of 90% LTV)

Applicable to all markets                               MV More than
                                                        equal to $350,000   75%
------------------------------------------------------------------------------------------------------------------------------------
Texas originated applications                           MV less than
                                                        $350,000            80%            See below(1)

                                                        MV More than
                                                        equal to $350,000   75%
------------------------------------------------------------------------------------------------------------------------------------
Class 2: Owner occupied; residential(2)                 MV less than
                                                        $150,000            70%            less than equal to 5% to Lender
Condominium; duplex, 2-unit apartments                                                     more than 5% to Senior Lender I
3-4 unit apartments
                                                                                           Senior Lender I for any exception
                                                                                           on 3-4 unit apartments

Core market only                                        MV More than
                                                        equal to $150,000   60%
------------------------------------------------------------------------------------------------------------------------------------
Class 2: Non-owner occupied; residential(2)             MV less than
Single family detached; townhouse, rowhouse;            $150,000            70%            less than equal to 5% to Lender
condominium duplex; 2-unit apartment; secondary                                            more than 5% to Senior Lender I
residence/vacation home used exclusively by owner's
family and guests, and suitable for year round use;                                        Senior Lender I for any exception on
3-4 unit apartments                                                                        3-4 unit apartments

Core market only                                        MV More than
                                                        equal to $150,000   60%
------------------------------------------------------------------------------------------------------------------------------------
Property owned and occupied by a non-borrower           NA                  55%            Senior Credit Officer
and/or any property type not listed above

Core market only
------------------------------------------------------------------------------------------------------------------------------------

(1) Lender has up to 5% exception authority, not to exceed 90% LTV. LTV greater than 80% is not permitted (per Texas State law) by any level of authority.

(2) Not permitted to be used as collateral where the collateral or property owner is located outside of Mellon's core market.

Note: Any LTV greater than 90% must be approved by a Senior Lender II.

    In some cases, the underwriting guidelines of the Bank have been overridden on the basis of compensating factors in an applicant's credit profile, the borrower's equity in the mortgaged property, or other factors. Applications for loans exceeding the maximum amount calculated in the preceding paragraph require the approval of a senior credit officer of the Bank for home equity lines of credit. Overrides of other criteria may be authorized by the Bank's credit officers up to their lending limits.

Contract Terms

    The following describes some of the material terms of the mortgage loans securing the notes.

    A borrower may draw upon his or her home equity line of credit by writing a check or, in certain instances, by linking the line of credit to the borrower's checking account to provide overdraft protection. The draw period-- the period of time during which a borrower may draw on his or her home equity line of credit--is specified in the related credit line agreement. The majority of the mortgage loans have a draw period of either ten years or one which is of five years extendable at the discretion of the servicer for an additional ten year period. Certain of the home equity lines of credit do not limit the draw period to a fixed period of time and other home equity lines of credit provide for a non-extendable draw period of a different duration.

    Each mortgage loan bears interest at a variable, or in a few cases fixed, per annum rate. For variable rate mortgage loans, the loan interest rate is based on a specified index rate and is reset each month or, for some mortgage loans, quarterly or semi-annually. The index rate for the majority of the mortgage loans is the interest rate, as published by the Federal Reserve, from the last weekly auction of United States Treasury securities with 91-day maturities that is held prior to the 25th day of the month prior to the month in which the related interest rate reset date under the mortgage loan occurs. Additional index rates include, among others, the interest rate with respect to United States Treasury securities with six-month or three-year maturities, the interest rate on 90-day certificates of deposit as published by the Federal Reserve or the "prime rate" published on the applicable reset data in the "Money Rates" section of The Wall Street Journal. In each case, note changes become effective as specified in the borrower's agreement. The mortgage loans are subject to applicable state usury limitations and are generally subject to a maximum interest rate of 18% per annum.

    As part of its marketing efforts, the Bank from time to time offers an introductory loan rate to home equity line of credit borrowers. Introductory loan rates vary with changes in prevailing interest rates at the time the home equity line of credit is originated. The introductory loan rate applies to any outstanding balance generally during the first 3 to 6 months after origination. After the expiration of the introductory period, the loan rate will adjust to the index rate plus the applicable margin. The Bank also offers a 0.50% loan rate reduction to borrowers who elect, at the time of origination of their home equity line of credit, to make payments on their line through direct debiting of their checking account maintained with the Bank and offers a 0.25% loan rate reduction to borrowers who qualify for the Bank's "SMART" or "FMA" plan. If the borrower no longer qualifies for the reduced loan rate because the borrower or the servicer elects to terminate direct debiting or the borrower no longer qualifies as a "SMART" or "FMA" customer, then the related loan rate reduction will be terminated and the loan rate will be increased accordingly for the remainder of the term of the mortgage loan.

    The majority of the home equity lines of credit in the Bank's portfolio have an amortization basis of approximately 180 months. However, the Amortization Method Lines described below provide for an amortization basis ranging from 24 months to 180 months, depending on the outstanding principal balance at the time the monthly payment amount is calculated. The "amortization basis" is the period of time in which the amount drawn on the line, plus interest, is scheduled to be repaid in full. The "monthly payment amount" is the minimum level payment necessary to completely repay the balance and the applicable finance charge in equal installments over the assigned amortization basis. The minimum monthly payment on a mortgage loan is equal to the sum of the "monthly payment amount", any monthly insurance charges, any delinquency or other similar charges, plus any past due amounts, including past due finance charges.

    The monthly payment amount will be computed at the time of the initial draw and recomputed as specified in the related credit line agreement under one of the following methods:

   o Under Rate Range Method Lines, which make up the majority of the credit line agreements, the monthly payment amount is recomputed each time the applicable loan rate changes by more than a specified amount. Accordingly, if the applicable loan rate increases after the monthly payment amount for a Rate Range Method Line is calculated, but does not increase by an amount sufficient to trigger a recalculation of the monthly payment amount, a greater proportion of such monthly payment amount will be applied to payment of accrued interest and a smaller proportion thereof will be applied to pay principal with the result that the principal balance of the home equity line of credit will amortize over a longer period. Conversely, if the applicable loan rate decreases after the monthly payment amount for a Rate Range Method Line is calculated, but does not decrease by an amount sufficient to trigger a recalculation of the monthly payment amount, a lesser proportion of such monthly payment amount will be required for payment of accrued interest and a greater proportion thereof will be applied to pay principal with the result that the principal balance of such home equity line of credit will amortize over a shorter period.

   o Under the Balance Range Method Lines, the monthly payment amount is recalculated each time the outstanding balance increases through additional draws by more than a specified amount. If the outstanding balance of a Balance Range Method Line increases after the monthly payment amount is calculated, but does not increase by an amount sufficient to trigger a recalculation of the monthly payment amount, a greater proportion of the monthly payment amount will be applied to payment of accrued interest and a smaller proportion of it will be applied to pay principal, which will result in a longer amortization period. Conversely, if the outstanding balance of a Balance Range Method Line decreases after the monthly payment amount is calculated, then, because balance reductions do not trigger a recalculation of the monthly payment amount, a lesser proportion of the monthly payment amount will be required for payment of accrued interest and a greater proportion of it will be applied to pay principal, resulting in a shorter amortization period.

   o Under the Amortization Method Lines, each time the borrower draws on the line the monthly payment amount is recalculated in an amount sufficient to amortize the new total outstanding principal balance over a period ranging from 24 months to 180 months, depending on the principal balance outstanding and assuming that the loan rate in effect at the time of such draw will not change until the principal balance is paid in full. Accordingly, if, the loan rate applicable to an Amortization Method Line increases after the monthly payment amount is calculated and the borrower does not make a new draw that triggers a recalculation of the monthly payment amount, then a greater proportion of the monthly payment amount will be applied to payment of accrued interest and a smaller proportion of it will be applied to pay principal, resulting in a longer amortization period. Conversely, if the loan rate applicable to an Amortization Method Line decreases after the monthly payment amount is calculated and the borrower does not make a new draw that triggers a recalculation of the monthly payment amount, then a lesser proportion of the monthly payment amount will be required for payment of accrued interest and a greater proportion will be applied to pay principal, resulting in a shorter amortization period.

    For borrowers who elect to make payments by direct debit of their checking account, the minimum monthly payment is due on the second day following the end of the preceding billing cycle. For borrowers who do not elect direct debiting, the due date of the minimum monthly payment is due 16 to 19 days after the related billing statements are issued.

    A billing cycle for a home equity loan is a one-month period which generally commences on the day following the end of the preceding billing cycle and ends the day before the corresponding day of the following month. As more particularly described below in "--Servicing", billing statements are produced as of the end of each billing cycle which reflect all payment activity and any additional borrowings during such billing cycle.

    The Bank has the right to suspend or terminate immediately the borrowing privileges of any borrower, and to require the borrower to pay the entire balance due plus all other accrued but unpaid charges, if the borrower among other things,

   o engaged in fraud or material misrepresentation in connection with the mortgage loan,

   o fails to meet any of the payment terms of the line of credit agreement,

   o is adversely affected by action or inaction on any property securing its mortgage loan or rights in such property,

   o sells or otherwise transfers ownership of the real property securing its mortgage loan to someone who is not a signer of the mortgage, deed of trust, or other security instrument,

   o dies and such death will result in transfer of ownership of the real property securing its mortgage loan to someone who is not a signer of the mortgage, deed of trust, or other security instrument, or

   o everyone who signed the line of credit agreement has died.

    Under certain of the mortgage loans, the Bank has the right to suspend the borrowing privileges of any borrower, or to reduce the borrower's credit limit, if

   o anyone signing the line of credit agreement requests the Bank do so,

   o the value of the dwelling securing the mortgage loan declines significantly below its appraised value for purposes of the mortgage loan,

   o the Bank reasonably believes the borrower will not be able to meet the repayment requirements of the mortgage loan because of material change in its financial circumstances,

   o the borrower files for or is placed in bankruptcy,

   o government action is taken which would prevent the Bank from imposing the anuual percentage rate provided for in the line of credit agreement, or impairs the Bank's security interest in the real property securing the mortgage loan to the extent that the value of that security interest is less than 120% of the credit limit,

   o a regulatory agency has notified the Bank that it would constitute an unsafe and unsound practice to continue to permit borrowings through the borrower's mortgage loan,

   o the maximum annual percentage rate is reached, or

   o the borrower is in default of a material obligation under the line of credit agreement.

Hazard Insurance

    For each home equity line of credit, the applicant is required to obtain a hazard insurance policy, containing a standard mortgagee's clause naming the Bank, with respect to the mortgaged property, providing coverage in an amount equal to the lesser of

   o the maximum insurable value of the mortgaged property, or

   o the credit limit of the home equity line of credit plus the outstanding balance of any mortgage loans senior to the home equity line of credit.

    The borrower is required to deliver evidence of insurance at the time the home equity line of credit is opened. However, the borrower is not required to deliver evidence that renewal policies have been obtained and the servicer does not "force place" hazard insurance in the event the required coverage is not maintained by the borrower.

    In general, at the opening of the home equity line of credit the Bank requires hazard insurance on the mortgaged property in the standard form of fire and extended coverage, covering physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Hazard insurance policies relating to the mortgage loans are underwritten by different insurers and therefore do not contain identical terms and conditions. Most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties. Flood insurance is also required to be obtained if the mortgaged property is located in an area where such coverage is required by law.

    If the mortgaged properties appreciate in value, and if hazard insurance is not maintained on the mortgaged property in an amount equal to the full replacement value of the mortgaged property, hazard insurance proceeds could be insufficient to restore the mortgaged property to its previous condition or, in the event of a total loss, to rebuild or replace the mortgaged property.

Servicing

    Centralized controls and standards have bean established by the servicer for the servicing of home equity lines of credit, including the mortgage loans securing the notes. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and foreclosures.

    On the second day following the end of the related billing cycle, the Bank, as servicer, mails to each borrower a computer-generated billing statement detailing all debits and credits during the related billing cycle, the minimum monthly payment due on the related due date and the available credit line.

    Payments are due from 16 to 19 days after a billing statement is issued. The servicer begins the process of collecting past due payments as early as ten days after the due date. The servicer's policy regarding delinquent borrowers is as follows:

   o If the borrower is 10 days delinquent, unless his or her payment history meets the necessary criteria, the Bank notifies the customer with a telephone call or a written late notice.

   o A borrower whose payment history meets the most favorable criteria receives a collection letter at 17 days delinquent.

   o In any case, once a borrower is 25 days delinquent, additional notifications are made by telephone.

   o When borrower reaches 30 days past due without satisfactory payment arrangements having been made, borrowing privileges are suspended.

   o Between 75 and 90 days of delinquency, a pre-foreclosure investigation is initiated.

   o Between 90 and 120 days of delinquency, an account is reviewed for foreclosure and approval by the foreclosure manager.

    When a foreclosure is approved, the account is referred to outside counsel for commencement of foreclosure proceedings. In instituting foreclosure proceedings, the servicer evaluates the excess of the market value of the mortgaged property over the outstanding balance of the mortgage loan and any senior mortgage indebtedness. Mortgage loans are charged off by the servicer within the calendar month when they become 120 days delinquent unless they are approved for foreclosure. The servicer may charge-off any mortgage loan earlier than 120 days past due, depending on the individual facts and circumstances. In determining whether to institute foreclosure proceedings, a value estimation of the mortgaged property is ordered no later than when the mortgage loan is 120 days past due, or 90 days past due if the amount owed is $250,000 or more. The estimate is reordered every nine months thereafter, until the mortgage loan cures or title is taken. When a mortgage loan becomes 180 days past due, a portion of the outstanding balance is charged off to the extent that the outstanding balance of the line of credit, together with the outstanding balance of any senior indebtedness, exceeds 80% of the then current market value of the mortgaged property.

    All legal and other expenses for collection efforts are assessed to the borrower to the extent permitted by law, although the limitations imposed by applicable law may be significant.

    Reinstatement arrangements can be made until the mortgaged property is sold. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the servicer purchases the mortgaged property through foreclosure action, the account is serviced and disposed of through the Mortgage Foreclosure Section of the servicer's Collection Division, which is responsible for maintaining and marketing real estate the servicer acquires through foreclosure.

    In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the servicer's foreclosure action, the servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the mortgaged property, based upon reasonable commercial practice in the home equity revolving credit line market generally.

Delinquencies and Losses on the Servicer's HELOC Portfolio

    The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the servicer for its servicing portfolio of home equity lines of credit for the five years ended December 31, 2000.

Delinquency and Foreclosure Experience of the Servicer's HELOC Portfolio

                                  As of                        As of                       As of
                               December 31,                December 31,                 December 31,
                                   2000                        1999                         1998
                        -------------------------    -------------------------    -------------------------
                        Number     Dollar            Number    Dollar            Number     Dollar
                          of       Amount              of      Amount              of       Amount
                         Loans     (000)       %     Loans      (000)      %      Loans     (000)       %
                        ------    --------   ----    ------   --------    ----   ------    --------    ----
Principal Amount
  Outstanding $......   47,523    $797,167           50,028   $811,011           54,128    $878,737

Delinquencies:

 30-59 days .........      117       2,654   0.33%       95      2,268    0.28%     137       2,911    0.33%

 60-89 days .........       39         788   0.10%       43      1,197    0.15%      42       1,184    0.13%

 90-119 days ........       22         537   0.07%       24        620    0.08%      37       1,141    0.13%

 over 120 days ......       83       1,856   0.23%       82      2,272    0.28%      89       3,254    0.37%

Total
  Delinquencies(1)...      261       5,835   0.73%      244      6,357    0.78%     305       8,490    0.97%



                                   As of                          As of
                                December 31,                  December 31,
                                    1997                          1996
                        ---------------------------    ---------------------------
                        Number      Dollar             Number     Dollar
                          of        Amount               of       Amount
                         Loans      (000)        %     Loans       (000)       %
                        ------    ----------   ----    ------   ----------    ----
Principal Amount
  Outstanding $......   58,778    $1,004,303           55,051   $1,003,232

Delinquencies:

 30-59 days .........     208          4,201   0.42%      160        3,118    0.31%

 60-89 days .........      87          1,693   0.17%       60        1,491    0.15%

 90-119 days ........      43          1,258   0.13%       33          733    0.07%

 over 120 days ......      98          2,828   0.28%      113        3,514    0.35%

Total
  Delinquencies(1)...     436          9,980   0.99%      366        8,856    0.88%

---------------

(1) Foreclosures are Included in Delinquency


    The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period include loans in foreclosure. Percentages are calculated using the dollar amount of loans, not the number of loans.

Loan Loss Experience of the Servicer's HELOC Portfolio


                                                         Year Ending     Year Ending     Year Ending    Year Ending     Year Ending
                                                         December 31,   December 31,    December 31,    December 31,   December 31,
                                                             2000           1999            1998            1997           1996
                                                         ------------   ------------    ------------    ------------   ------------
                                                         (Dollars in     (Dollars in     (Dollars in    (Dollars in     (Dollars in
                                                          Thousands)     Thousands)      Thousands)      Thousands)     Thousands)
                                                         ------------   ------------    ------------    ------------   ------------
Period end principal amount
  outstanding........................................      $797,167       $811,011        $878,737       $1,004,303     $1,003,232

Average principal amount outstanding.................       804,000        824,720         937,768        1,002,177        998,527

Number of loans outstanding (as
   of period end)....................................        47,523         50,028          54,128           58,778         55,051

Average number of loans outstanding..................        48,700         51,551          56,617           58,052         55,472

Gross losses.........................................           651            818             791              N/A            N/A

Recoveries...........................................           119            118             134              N/A            N/A

                                                           --------       --------        --------       ----------     ----------
Net losses...........................................      $    532       $    700        $    657       $      847     $    1,004
                                                           ========       ========        ========       ==========     ==========

Net losses as a percentage of principal amount outstanding...................................    0.07%  0.09%   0.07%   0.09%  0.10%

Net losses as a percent of average principal amount outstanding..............................    0.07%  0.08%   0.07%   0.09%  0.10%

    Average amount outstanding during the period is the arithmetic average of the principal balances and accrued interest of the mortgage loans outstanding on the last business day of each month during the period. Net losses represent amounts which have been determined to be uncollectable relating to mortgage loans for each respective period minus recoveries from liquidation proceeds and deficiency judgments.

    The information above should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies, foreclosures or losses on the mortgage loans. No assurances can be given that the delinquency, foreclosure and loss experience presented in the tables above will be indicative of the experience on the mortgage loans in the trust. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented. The aggregate delinquency, foreclosure and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans. The likelihood that borrowers will become delinquent, the rate of foreclosures and the severity of any losses also may be affected by a number of factors related to each borrower's personal circumstances, including, but not limited to, unemployment or change in employment and marital separation.

                       Description of the Mortgage Loans

    The mortgage loans were originated under credit line agreements and are secured by mortgages or deeds of trust, which are either first or junior mortgages or deeds of trust, on residential properties that are one-to-four-family properties.

    Interest on each mortgage loan, excluding introductory coupon rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding Principal Balance of the mortgage loan.

    From time to time prior to the expiration of the draw period specified in the credit line agreement, additional amounts, up to the credit limit specified in the credit line agreement, may be borrowed, with the result that the Principal Balance of the mortgage loan will be increased. These additional borrowings are known as draws. New draws under the mortgage loans will automatically become property of the trust, but the trust will not be required to advance funds to the seller in connection with these draws. As a result, the aggregate Principal Balance of the mortgage loans may fluctuate from day to day as the Additional Balances resulting from new draws by the mortgagors are added to the trust and principal payments received are applied in reduction of the respective Principal Balances of the mortgage loans.

    During the draw period, the mortgagor is obligated to pay a minimum payment which, in most cases, includes some amortization of the outstanding principal. The amount of the minimum principal payment is calculated using one of the methods described under "The Seller and Servicer--Contract Terms" in this prospectus supplement.

    The mortgage loans bear interest at a coupon rate, which is either fixed or adjustable and equal to the sum of (1) the index rate, which is a floating rate based on the applicable loan index specified in the credit line agreement and (2) a margin. The coupon rate on each mortgage loan may change monthly, quarterly or semi-annually and may be subject to maximum limitations.

    In the tables that follow, the credit limit utilization rate is determined by dividing the Cut-off Date Principal Balance of a mortgage loan by the credit limit of the mortgage loan. The credit limit on a mortgage loan is the maximum dollar amount of draws permitted to be made by the mortgagor. The combined loan-to-value ratio, or CLTV, for a particular mortgage loan is the ratio of (A) the sum of (1) the credit limit of the mortgage loan and (2) any outstanding principal balances of mortgage loans senior to the mortgage loan, calculated at the date of origination of the mortgage loan, to (B) the appraised value of the mortgaged property at the time of origination of the mortgage loan. The Junior Mortgage Ratio for a particular mortgage loan is the ratio of (A) the credit limit of the mortgage loan to (B) the sum of (1) such credit limit and (2) the outstanding principal balances of mortgage loans senior to the mortgage loan, calculated at the date of origination of the mortgage loan.

    The following tables provide a description of the principal characteristics of the mortgage loans as of the cut-off date. The total percentage under "% of Aggregate Principal Balance" column in the tables below may not sum to 100% because of rounding.

                               Property State(1)


Geographic Distribution                                        Number of         Number of            Aggregate      % of Aggregate
  by State                                                Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ------------------------------------------               --------------    --------------    -----------------   -----------------
Pennsylvania ..........................................       37,163             84.97%        $549,104,279.78           80.81%

Delaware ..............................................        1,492              3.41           26,970,943.46            3.97

Maryland ..............................................        1,021              2.33           17,917,981.40            2.64

New Jersey ............................................          660              1.51           13,910,431.29            2.05

California ............................................          377              0.86           11,283,388.69            1.66

Other (2) .............................................        2,736              6.26           56,090,346.82            8.25

Not Available .........................................          290              0.66            4,209,355.80            0.62
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) Generally, by property location but, in some cases, by borrower billing address as of the Cut-off Date. The mortgaged properties are located in 37 states plus the District of Columbia.

(2) No other state represents more than 1.36% of the aggregate Cut-off Date Principal Balance.

                                 Lien Position


                                            Number of   % of Number of            Aggregate       % of Aggregate      Weighted Avg.
Lien Position                          Mortgage Loans   Mortgage Loans    Principal Balance    Principal Balance   Seasoning (mths)
---------------------------            --------------   --------------    -----------------    -----------------   ----------------
1st Lien...........................         7,112            16.26%        $127,818,948.18           18.81%              55.96

Junior Lien (1)....................        24,366            55.71          404,964,400.63           59.60               52.07

Not Available......................        12,261            28.03          146,703,378.43           21.59              123.88
                                           ------           ------         ---------------          ------              ------
    Total:.........................        43,739           100.00%        $679,486,727.24          100.00%              68.31
                                           ======           ======         ===============          ======              ======

---------------

(1) Junior Lien includes 2nd, 3rd and 4th lien positions.

                                 Occupancy Type


                                            Number of   % of Number of            Aggregate       % of Aggregate      Weighted Avg.
Occupancy                              Mortgage Loans   Mortgage Loans    Principal Balance    Principal Balance   Seasoning (mths)
--------------------------             --------------   --------------    -----------------    -----------------   ----------------
Owner Occupied.....................        27,942            63.88%        $487,186,565.43           71.70%              49.65

Non-Owner Occupied.................           226             0.52            3,946,220.75            0.58               45.65

Not Available......................        15,571            35.60          188,353,941.06           27.72              117.02
                                           ------           ------         ---------------          ------              ------
    Total:.........................        43,739           100.00%        $679,486,727.24          100.00%              68.31
                                           ======           ======         ===============          ======              ======

                       Cut-off Date Principal Balance(1)


Cut-off Date Principal                                         Number of    % of Number of            Aggregate      % of Aggregate
  Balance($)                                              Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ----------------------------------------                 --------------    --------------    -----------------   -----------------
      0.00 (2) ........................................       13,348             30.52%        $          0.00            0.00%

      0.01 to   4,999.99 ..............................        3,933              8.99            9,389,903.00            1.38

  5,000.00 to   9,999.99 ..............................        4,861             11.11           38,180,170.60            5.62

 10,000.00 to  14,999.99 ..............................        5,048             11.54           63,789,888.80            9.39

 15,000.00 to  19,999.99 ..............................        3,873              8.85           68,044,590.78           10.01

 20,000.00 to  24,999.99 ..............................        3,147              7.19           71,265,565.27           10.49

 25,000.00 to  29,999.99 ..............................        2,284              5.22           62,958,876.18            9.27

 30,000.00 to  34,999.99 ..............................        1,581              3.61           51,507,941.04            7.58

 35,000.00 to  39,999.99 ..............................        1,326              3.03           49,920,573.47            7.35

 40,000.00 to  44,999.99 ..............................          955              2.18           40,662,012.05            5.98

 45,000.00 to  49,999.99 ..............................        1,022              2.34           48,812,908.48            7.18

 50,000.00 to  74,999.99 ..............................        1,550              3.54           94,532,400.96           13.91

 75,000.00 to  99,999.99 ..............................          612              1.40           53,064,068.95            7.81

100,000.00 to 124,999.99 ..............................           95              0.22           10,572,869.39            1.56

125,000.00 to 149,999.99 ..............................           55              0.13            7,539,700.24            1.11

150,000.00 to 174,999.99 ..............................           22              0.05            3,551,752.68            0.52

175,000.00 to 199,999.99 ..............................           19              0.04            3,574,699.70            0.53

200,000.00 to 224,999.99 ..............................            3              0.01              607,452.99            0.09

225,000.00 to 249,999.99 ..............................            2              0.00              481,366.51            0.07

300,000.00 to 324,999.99 ..............................            1              0.00              300,617.32            0.04

325,000.00 to 349,999.99 ..............................            1              0.00              338,742.69            0.05

375,000.00 to 399,999.99 ..............................            1              0.00              390,626.14            0.06
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The average Cut-off Date Mortgage Loan Principal Balance is $15,535.03. The average Cut-off Date Principal Balance of Mortgage Loans with balances greater than $0.00 is $22,358.16.

(2) Excludes 410 Mortgage Loans with an aggregate credit Cut-off Date Principal Balance of $58,146.51.

                     Credit Limit of Mortgage Loans(1) (2)


                                           Number of   % of Number of            Aggregate       % of Aggregate           Aggregate
Credit Limit ($)                      Mortgage Loans   Mortgage Loans    Principal Balance    Principal Balance    Credit Limit (3)
------------------------              --------------   --------------    -----------------    -----------------   -----------------
      0.01 to   4,999.99..........            20             0.05%        $     58,438.90            0.01%        $       59,093.52

  5,000.00 to   9,999.99..........            60             0.14              272,549.86            0.04                402,161.98

 10,000.00 to  14,999.99..........         5,444            12.45           27,373,542.36            4.03             57,542,797.08

 15,000.00 to  19,999.99..........         5,629            12.87           42,474,018.69            6.25             87,271,201.54

 20,000.00 to  24,999.99..........         4,356             9.96           44,229,306.94            6.51             89,947,169.91

 25,000.00 to  29,999.99..........         5,713            13.06           63,270,571.74            9.31            144,951,852.18

 30,000.00 to  34,999.99..........         3,514             8.03           49,720,085.26            7.32            107,418,095.47

 35,000.00 to  39,999.99..........         2,304             5.27           39,338,442.57            5.79             82,225,092.40

 40,000.00 to  44,999.99..........         2,660             6.08           48,033,520.12            7.07            107,791,013.00

 45,000.00 to  49,999.99..........         1,253             2.86           24,826,611.90            3.65             57,451,751.11

 50,000.00 to  74,999.99..........         8,251            18.86          174,859,033.67           25.73            445,944,584.05

 75,000.00 to  99,999.99..........         2,140             4.89           69,104,497.61           10.17            172,570,762.53

100,000.00 to 124,999.99..........         1,854             4.24           63,200,453.84            9.30            187,441,975.00

125,000.00 to 149,999.99..........           172             0.39            8,975,210.96            1.32             22,669,690.00

150,000.00 to 174,999.99..........           178             0.41           10,189,409.64            1.50             27,125,400.00

175,000.00 to 199,999.99..........            54             0.12            3,646,733.35            0.54              9,815,450.00

200,000.00 to 224,999.99..........           106             0.24            6,751,523.16            0.99             21,317,400.00

225,000.00 to 249,999.99..........             6             0.01              144,339.17            0.02              1,379,000.00

250,000.00 to 274,999.99..........            11             0.03            1,294,071.02            0.19              2,750,000.00

300,000.00 to 324,999.99..........             4             0.01              512,497.09            0.08              1,200,000.00

325,000.00 to 349,999.99..........             3             0.01              508,037.65            0.07                991,000.00

350,000.00 to 374,999.99..........             3             0.01                    0.00            0.00              1,050,000.00

400,000.00 to 424,999.99..........             3             0.01              703,831.74            0.10              1,200,000.00

500,000.00 or greater.............             1             0.00                    0.00            0.00                500,000.00
                                          ------           ------         ---------------          ------         -----------------
    Total:........................        43,739           100.00%        $679,486,727.24          100.00%        $1,631,015,489.77
                                          ======           ======         ===============          ======         =================

---------------

(1) The average Credit Limit as of the Cut-off Date was $37,289.73.

(2) 628 Mortgage Loans having an aggregate Cut-off Date Principal Balance of $8,094,923.63 are identified on the Seller's electronic records as having a current Credit Limit as of the Cut-off Date of $0.00. With respect to such loans, it was assumed that the Cut-off Date Credit Limit was equal to the original Credit Limit. With respect to 111 Mortgage Loans having an aggregate Cut-off Date Principal Balance of $1,572,183.32, no electronic data is available as to either the original Credit Limit or the Cut-off Date Credit Limit. With respect to such loans, it was assumed that the Cut-off Date Credit Limit was equal to the Cut-Off Date Principal Balance.

(3) The aggregate Cut-off Date Credit Limit of Mortgage Loans with Cut-off Date Principal Balances greater than $0.00 is $1,134,401,124.26.

                     Credit Limit Utilization Percentage(1)


Credit Limit                                                   Number of    % of Number of            Aggregate      % of Aggregate
  Utilization Percentage (%)                              Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ------------------------------------------               --------------    --------------    -----------------   -----------------
  0.00 (2) ............................................       13,348             30.52%        $          0.00            0.00%

  0.01 to   4.99 ......................................        1,299              2.97            1,238,335.25            0.18

  5.00 to   9.99 ......................................        1,001              2.29            3,190,997.10            0.47

 10.00 to  14.99 ......................................          952              2.18            5,261,031.83            0.77

 15.00 to  19.99 ......................................        1,014              2.32            7,608,454.61            1.12

 20.00 to  24.99 ......................................          964              2.20            8,972,716.86            1.32

 25.00 to  29.99 ......................................          960              2.19           11,453,483.03            1.69

 30.00 to  34.99 ......................................          959              2.19           13,061,896.75            1.92

 35.00 to  39.99 ......................................        1,064              2.43           16,270,169.81            2.39

 40.00 to  44.99 ......................................        1,022              2.34           17,716,960.97            2.61

 45.00 to  49.99 ......................................        1,044              2.39           20,395,265.17            3.00

 50.00 to  54.99 ......................................        1,095              2.50           23,561,235.79            3.47

 55.00 to  59.99 ......................................        1,118              2.56           24,870,276.81            3.66

 60.00 to  64.99 ......................................        1,161              2.65           27,539,379.82            4.05

 65.00 to  69.99 ......................................        1,251              2.86           31,098,876.91            4.58

 70.00 to  74.99 ......................................        1,359              3.11           35,278,352.15            5.19

 75.00 to  79.99 ......................................        1,474              3.37           41,056,109.56            6.04

 80.00 to  84.99 ......................................        1,743              3.99           48,936,277.25            7.20

 85.00 to  89.99 ......................................        2,046              4.68           60,557,969.40            8.91

 90.00 to  94.99 ......................................        2,688              6.15           83,267,765.11           12.25

 95.00 to  99.99 ......................................        4,845             11.08          164,925,738.53           24.27

100.00 to 104.99 (3) ..................................        1,060              2.42           29,125,286.63            4.29

105.00 and greater ....................................          272              0.62            4,100,147.90            0.60
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The weighted average Credit Limit Utilization Percentage based on Credit Limit as of the Cut-off Date is 41.66%. The weighted average Credit Limit Utilization Percentage of Mortgage Loans with Cut-off Date Principal Balances greater than $0.00 based on Credit Limit as of the Cut-off Date is 59.90%.

(2) For 13,348 Mortgage Loans having a Cut-off Date Principal Balance of $0.00 or less, the Credit Limit Utilization Rate is assumed to be 0.00%.

(3) For 111 Mortgage Loans having an aggregate Cut-off Date Principal Balance of $1,572,183.32 which are identified on the Seller's system as having no electronic data relating to the original Credit Limit or the Credit Limit as of the Cut-off Date, the Credit Limit Utilization Percentage was assumed to be 100.00%.

                           Cut-off Date Loan Rate(1)


                                                               Number of    % of Number of            Aggregate      % of Aggregate
Loan Rate (%)                                             Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ------------------------------------                     --------------    --------------    -----------------   -----------------
 0.00 to  0.99 ........................................          614              1.40%        $          0.00            0.00%

 2.00 to  2.99 ........................................            1              0.00                9,535.03            0.00

 4.00 to  4.99 ........................................            1              0.00               24,917.90            0.00

 5.00 to  5.99 ........................................          172              0.39            6,244,679.13            0.92

 6.00 to  6.99 ........................................        3,570              8.16            1,021,309.07            0.15

 7.00 to  7.99 ........................................        1,139              2.60           35,052,998.69            5.16

 8.00 to  8.99 ........................................        6,618             15.13          147,689,795.05           21.74

 9.00 to  9.99 ........................................       27,386             62.61          443,452,341.64           65.26

10.00 to 10.99 ........................................        3,108              7.11           36,457,214.36            5.37

11.00 to 11.99 ........................................          855              1.95            8,170,854.58            1.20

12.00 to 12.99 ........................................          268              0.61            1,309,433.79            0.19

13.00 to 13.99 ........................................            6              0.01               53,648.00            0.01

14.00 to 14.99 ........................................            1              0.00                    0.00            0.00
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The weighted average Loan Rate based on Cut-off Date Principal Balance is 9.15%.

                                 Margin(1) (2)


                                                               Number of    % of Number of            Aggregate      % of Aggregate
Margin (%)                                                Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 -----------------------------------                      --------------    --------------    -----------------   -----------------
Less than 0.00 ........................................           25              0.06%        $    745,807.78            0.11%

0.00 to 0.99 ..........................................        1,876              4.31           40,006,500.25            5.90

1.00 to 1.99 ..........................................          202              0.46            3,487,422.62            0.51

2.00 to 2.99 ..........................................        1,836              4.22           46,092,210.33            6.79

3.00 to 3.99 ..........................................        8,940             20.56          177,701,569.35           26.19

4.00 to 4.99 ..........................................       28,958             66.59          394,523,427.34           58.15

5.00 to 5.99 ..........................................        1,522              3.50           13,688,707.24            2.02

6.00 to 6.99 ..........................................          125              0.29            2,162,937.22            0.32

7.00 to 7.99 ..........................................            1              0.00                9,882.80            0.00
                                                              ------            ------         ---------------          ------
Total: ................................................       43,485            100.00%        $678,418,464.93          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The "Margin" with respect to a Mortgage Loan is the amount added to the Index Rate for a Mortgage Loan in order to determine the Loan Rate for such Mortgage Loan.

(2) Excludes 254 fixed rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of $1,068,262.31.

                    Original Combined Loan-to-Value Ratio(1)


                                                               Number of    % of Number of            Aggregate      % of Aggregate
Original CLTV Ratio (%)                                   Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 -------------------------------------------              --------------    --------------    -----------------   -----------------
  0.01 to   5.00 ......................................           19              0.04%        $    102,085.43            0.02%

  5.01 to  10.00 ......................................          248              0.57            1,189,335.96            0.18

 10.01 to  15.00 ......................................          512              1.17            3,696,511.62            0.54

 15.01 to  20.00 ......................................          722              1.65            6,230,556.26            0.92

 20.01 to  25.00 ......................................          865              1.98            8,629,562.15            1.27

 25.01 to  30.00 ......................................          966              2.21           12,693,230.41            1.87

 30.01 to  35.00 ......................................        1,118              2.56           12,829,864.84            1.89

 35.01 to  40.00 ......................................        1,306              2.99           16,110,757.91            2.37

 40.01 to  45.00 ......................................        1,410              3.22           20,517,311.47            3.02

 45.01 to  50.00 ......................................        1,730              3.96           25,382,866.23            3.74

 50.01 to  55.00 ......................................        1,696              3.88           25,876,973.43            3.81

 55.01 to  60.00 ......................................        2,059              4.71           33,446,945.54            4.92

 60.01 to  65.00 ......................................        2,476              5.66           41,197,718.86            6.06

 65.01 to  70.00 ......................................        2,950              6.74           50,952,162.70            7.50

 70.01 to  75.00 ......................................        4,880             11.16           76,197,789.56           11.21

 75.01 to  80.00 ......................................        3,995              9.13           70,486,169.73           10.37

 80.01 to  85.00 ......................................        6,753             15.44          123,171,899.64           18.13

 85.01 to  90.00 ......................................        5,689             13.01          100,090,299.13           14.73

 90.01 to  95.00 ......................................           89              0.20            1,919,749.48            0.28

 95.01 to 100.00 ......................................           25              0.06              728,651.96            0.11

100.01 or greater .....................................           15              0.03              256,855.77            0.04

Not Available .........................................        4,216              9.64           47,779,429.16            7.03
                                                              ------            ------         ---------------         -------
    Total: ............................................       43,739            100.00%        $679,486,727.24         100.00%
                                                              ======            ======         ===============         =======

---------------

(1) The weighted average Original Combined Loan-to-Value Ratio based on Cut-off Date Principal Balance is 68.73%, excluding loans where the Original Combined Loan-to-Value Ratio was unavailable.

                                 Property Type


                                            Number of   % of Number of            Aggregate       % of Aggregate      Weighted Avg.
Property Type                          Mortgage Loans   Mortgage Loans    Principal Balance    Principal Balance   Seasoning (mths)
---------------------------            --------------   --------------    -----------------    -----------------   ----------------

Single Family......................        25,814            59.02%        $459,265,044.56           67.59%              49.38

Townhouse..........................         1,805             4.13           24,193,058.11            3.56               54.89

2 to 4 Family......................           282             0.64            3,582,798.12            0.53               53.14

Condominium........................           220             0.50            2,761,004.05            0.41               48.23

Not Available......................        15,618            35.71          189,684,822.40           27.92              116.42
                                           ------           ------         ---------------          ------              ------
    Total:.........................        43,739           100.00%        $679,486,727.24          100.00%              68.31
                                           ======           ======         ===============          ======              ======

                    Year of Origination or Acquisition(1)(2)


Origination or                                                 Number of    % of Number of            Aggregate      % of Aggregate
  Acquisition Year                                        Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ----------------------------------------                 --------------    --------------    -----------------   -----------------
1984 ..................................................            6              0.01%        $     82,771.65            0.01%

1985 ..................................................           13              0.03              102,214.47            0.02

1986 ..................................................          646              1.48            7,203,176.11            1.06

1987 ..................................................        1,233              2.82           13,570,884.57            2.00

1988 ..................................................          953              2.18           11,331,229.83            1.67

1989 ..................................................        1,274              2.91           14,375,180.86            2.12

1990 ..................................................        1,668              3.81           20,988,053.26            3.09

1991 ..................................................        2,834              6.48           36,943,796.27            5.44

1992 ..................................................        4,087              9.34           53,507,314.53            7.87

1993 ..................................................        3,513              8.03           47,168,071.02            6.94

1994 ..................................................        5,334             12.20           79,466,740.78           11.70

1995 ..................................................        5,365             12.27           84,615,405.72           12.45

1996 ..................................................        3,720              8.50           60,000,171.64            8.83

1997 ..................................................        3,712              8.49           64,281,020.01            9.46

1998 ..................................................        3,441              7.87           66,470,159.75            9.78

1999 ..................................................        3,251              7.43           60,089,105.75            8.84

2000 ..................................................        2,434              5.56           55,578,978.44            8.18

2001 ..................................................          255              0.58            3,712,452.58            0.55
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) Certain Mortgage Loans acquired by the Seller through bank acquisitions are shown in the Seller's records as having been originated on the date of acquisition, even though such loans may actually have been originated prior to such date.

(2) The weighted average seasoning of the Mortgage Loans based on Cut-off Date Principal Balance is 68.31 months.


                           Maximum Mortgage Rates(1)


Maximum Mortgage                                               Number of    % of Number of            Aggregate      % of Aggregate
  Rates (%)                                               Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ----------------------------------------                 --------------    --------------    -----------------   -----------------
18.00 .................................................       40,157             92.35%        $620,332,776.06           91.44%

21.00 .................................................        3,082              7.09           54,927,068.36            8.10

22.00 .................................................          246              0.57            3,158,620.51            0.47
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,485            100.00%        $678,418,464.93          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) Excludes 254 fixed rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of $1,068,262.31.

                           Minimum Mortgage Rates(1)


Minimum Mortgage                                               Number of    % of Number of            Aggregate      % of Aggregate
  Rates (%)                                               Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ---------------------------------------                  --------------    --------------    -----------------   -----------------
0.00 (2) ..............................................       42,790             98.40%        $670,357,109.96           98.81%

2.00 ..................................................          610              1.40            7,145,507.91            1.05

5.50 ..................................................           85              0.20              915,847.06            0.13
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,485            100.00%        $678,418,464.93          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) Excludes 254 fixed rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of $1,068,262.31.

(2) The Minimum Mortgage Rate is not specified on the note and would be considered the margin.

                                 Index Type(1)


                                               Number of   % of Number of            Aggregate       % of Aggregate   Weighted Avg.
Index Type                                Mortgage Loans   Mortgage Loans    Principal Balance    Principal Balance      Margin (2)
----------------------------              --------------   --------------    -----------------    -----------------   -------------
91-Day Treasury Bill..................        36,277            83.42%        $583,604,355.71           86.02%             3.98%

Prime Rate............................         2,279             5.24           44,803,804.03            6.60              0.18

90-Day Cert. of Deposit...............         1,977             4.55           23,515,990.77            3.47              3.56

3-Year Treasury Note..................         1,706             3.92           15,580,900.21            2.30              4.93

6-Month Treasury Bill.................         1,246             2.87           10,913,414.21            1.61              4.60
                                              ------           ------         ---------------          ------              ----
    Total:............................        43,485           100.00%        $678,418,464.93          100.00%             3.75%
                                              ======           ======         ===============          ======              ====

---------------

(1) Excludes 254 fixed rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of $1,068,262.31.

(2) Based on Cut-off Date Principal Balance.

                                  Payment Type


                                                               Number of    % of Number of            Aggregate      % of Aggregate
  Payment Type                                            Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 --------------------------------------                   --------------    --------------    -----------------   -----------------
Rate Range Method Line ................................       36,787             84.11%        $606,699,836.92           89.29%

Amortization Method Line ..............................        3,771              8.62           43,169,216.29            6.35

Balance Range Method Line .............................        2,952              6.75           26,494,314.42            3.90

Percent High Balance (1) ..............................           29              0.07            1,799,593.44            0.26

Percent Balance Rounded ...............................          185              0.42            1,044,423.02            0.15

Fixed Balance .........................................           15              0.03              279,343.15            0.04
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) Except for 29 mortgage loans identified as "Percent High Balance" payment type, all mortgage loans require some amortization during the draw period.

                                 Draw Period(1)


                                                               Number of    % of Number of            Aggregate      % of Aggregate
  Draw Period (months)                                    Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ------------------------------------------               --------------    --------------    -----------------   -----------------
10-Year Draw ..........................................       19,115             43.70%        $345,278,385.02           50.81%

5-Year Draw/10-Year Draw Extension ....................       19,371             44.29          277,425,744.66           40.83

Perpetual Draw until maturity .........................        3,980              9.10           44,663,105.11            6.57

5-Year Non-Extendable Draw ............................        1,256              2.87           11,136,452.12            1.64

5-Year Draw Interest-Only/10-Year
   Draw Extension with P&I.............................           17              0.04              983,040.33            0.14
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) For 134 loans with an aggregate Cut-off Date Principal Balance of $2,381,563.88, the draw period and/or applicable extensions have terminated.

                           Remaining Draw Period (1)


Remaining                                                      Number of    % of Number of            Aggregate      % of Aggregate
  Draw Period (months)                                    Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 ------------------------------------------               --------------    --------------    -----------------   -----------------
  0 (2) ...............................................        4,114              9.41%        $ 47,044,668.99            6.92%

  1 to  48 ............................................          487              1.11            7,397,458.22            1.09

 49 to  54 ............................................        1,814              4.15           24,901,969.91            3.66

 55 to  60 ............................................        3,163              7.23           47,852,742.12            7.04

 61 to  66 ............................................        3,605              8.24           53,956,841.63            7.94

 67 to  72 ............................................        3,304              7.55           48,726,422.29            7.17

 73 to  78 ............................................        4,316              9.87           64,905,708.12            9.55

 79 to  84 ............................................        3,265              7.46           53,051,216.13            7.81

 85 to  90 ............................................        3,652              8.35           59,906,364.40            8.82

 91 to  96 ............................................        3,475              7.94           51,716,121.59            7.61

 97 to 102 ............................................        4,343              9.93           70,565,370.72           10.39

103 to 108 ............................................        4,309              9.85           76,413,884.36           11.25

109 to 114 ............................................        2,978              6.81           56,225,059.67            8.27

115 to 120 ............................................          914              2.09           16,822,899.09            2.48
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The weighted average Remaining Draw Period based on Cut-off Date Principal Balance is 84.96 months excluding Perpetual Draw loans and loans in repayment period.

(2) Includes 3,980 Mortgage Loans with an aggregate Cut-off Date Principal Balance of $44,663,105.11 having an unlimited Draw Period until maturity and 134 Mortgage Loans with an aggregate Cut-off Date Principal Balance of $2,381,563.88 for which the draw period and/or applicable extensions have terminated.

                          Direct Debit/Monthly Billing


                                                               Number of    % of Number of            Aggregate      % of Aggregate
  Method                                                  Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 -----------------------------------                      --------------    --------------    -----------------   -----------------
Direct Debit to Checking ..............................       23,838             54.50%        $389,082,768.66           57.26%

Non-Direct Debit ......................................       19,901             45.50          290,403,958.58           42.74
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

                          Rate Adjustment Frequency(1)


Rate Adjustment                                                Number of    % of Number of            Aggregate      % of Aggregate
  Frequency                                               Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 --------------------------------------                   --------------    --------------    -----------------   -----------------
Monthly ...............................................       40,418             92.95%        $645,130,201.86           95.09%

Quarterly .............................................        1,552              3.57           20,306,537.14            2.99

Semi-Annually .........................................        1,515              3.48           12,981,725.93            1.91
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,485            100.00%        $678,418,464.93          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) Excludes 254 fixed rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of $1,068,262.31.

                 Junior Mortgage Ratio of Mortgage Loans(1) (2)


Junior Mortgage                                                Number of    % of Number of            Aggregate      % of Aggregate
  Ratio (%)                                               Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 --------------------------------------                   --------------    --------------    -----------------   -----------------
 0.01 to  10.00 .......................................        1,356              4.61%        $ 10,224,628.04            2.17%

10.01 to  20.00 .......................................        5,736             19.51           63,904,994.08           13.59

20.01 to  30.00 .......................................        5,721             19.46           82,456,565.56           17.54

30.01 to  40.00 .......................................        4,489             15.27           77,737,987.81           16.53

40.01 to  50.00 .......................................        3,408             11.59           62,534,891.36           13.30

50.01 to  55.00 .......................................        1,252              4.26           25,348,547.58            5.39

55.01 to  60.00 .......................................        1,205              4.10           23,381,142.36            4.97

60.01 to  65.00 .......................................          976              3.32           19,557,093.99            4.16

65.01 to  70.00 .......................................          841              2.86           16,272,213.79            3.46

70.01 to  75.00 .......................................          797              2.71           16,190,950.14            3.44

75.01 to  80.00 .......................................          742              2.52           16,222,324.82            3.45

80.01 to  85.00 .......................................          644              2.19           12,736,352.43            2.71

85.01 to  90.00 .......................................          743              2.53           14,799,829.01            3.15

90.01 to  95.00 .......................................          731              2.49           14,045,844.14            2.99

95.01 to 100.00 .......................................          756              2.57           14,733,176.14            3.13
                                                              ------            ------         ---------------          ------
    Total: ............................................       29,397            100.00%        $470,146,541.25          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The weighted average Junior Mortgage Ratio based on Cut-off Date Principal Balance is 45.05%.

(2) Excludes Mortgage Loans with respect to which the Seller has a first lien position or with respect to which the Junior Mortgage Ratio could not be calculated.

                        Current FICO Scores (1) (2) (3)


FICO                                                           Number of    % of Number of            Aggregate      % of Aggregate
  Score Range                                             Mortgage Loans    Mortgage Loans    Principal Balance   Principal Balance
 -------------------------------------                    --------------    --------------    -----------------   -----------------
650 or less ...........................................        1,963              4.49%        $ 46,195,130.35            6.80%

651 to 675 ............................................        1,329              3.04           31,581,783.11            4.65

676 to 700 ............................................        2,257              5.16           51,056,757.70            7.51

701 to 725 ............................................        3,716              8.50           79,217,273.82           11.66

726 to 750 ............................................        5,848             13.37          115,263,251.79           16.96

751 to 775 ............................................        8,171             18.68          137,545,946.35           20.24

776 to 800 ............................................       13,314             30.44          152,760,289.68           22.48

801 to 825 ............................................        5,314             12.15           33,405,055.63            4.92

826 to 850 ............................................           19              0.04              156,361.08            0.02

Not Available .........................................        1,808              4.13           32,304,877.73            4.75
                                                              ------            ------         ---------------          ------
    Total: ............................................       43,739            100.00%        $679,486,727.24          100.00%
                                                              ======            ======         ===============          ======

---------------

(1) The weighted average FICO Score as of the Cut-off Date is 739.

(2) The FICO Scores were acquired from a credit bureau in January 2001.

(3) FICO Scores represent the maximum of the primary borrower and co-borrower FICO Scores.

                     Maturity and Prepayment Considerations

    The effective yield of the notes may be affected by the rate of principal payments on the notes, including prepayments, on the mortgage loans. The rate of principal payments on the mortgage loans will be affected by:

   o the length of the respective draw periods;

   o the rate at which borrowers make draws;

   o the amortization schedules of the mortgage loans;

   o the amount and timing of delinquencies and defaults by borrowers;

   o the rate and timing of prepayments by the borrowers including amounts received by virtue of refinancings, liquidations of mortgage loans due to defaults, casualties, condemnations and repurchases; and

   o the enforcement, or lack of enforcement, of due-on-sale clauses.

    In addition to the rate of principal payments on the mortgage loans, the weighted average life of the notes may also be affected by:

   o the application of Accelerated Principal Payments on the notes.

   o optional or required repurchases of mortgage loans, including any exercise by the Servicer of its repurchase option described under "-- Clean-up Call" below.

    The timing of changes in the rate of principal payments and the timing of losses could significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of prepayments on the notes.

    All of the mortgage loans may be prepaid in full or in part at any time without penalty. The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool.

    No one can accurately determine in advance the rate of principal payments on the mortgage loans, or the yield to maturity of the notes. We suggest that you make your investment decision based on your own determination as to anticipated mortgage loan prepayment rates and the effect of those prepayment rates on the yield of the notes. In addition, investors should carefully consider the factors discussed under "Risk Factors--The rate of prepayments on the mortgage loans is highly uncertain and will affect the rate of return on your investment" in this prospectus supplement.

The Notes

    On each payment date, the noteholders will be entitled to receive the Scheduled Principal Distribution Amount for that payment date. See "Description of the Notes--Payments of Principal" in this prospectus supplement.

    The notes will likely, over time, represent a declining percentage of the Pool Principal Balance. This is because payments of principal made from Principal Collections on the mortgage loans will be based on a fixed allocation percentage of 98.5% which is likely to be larger than the actual percentage of the Pool Principal Balance represented by the notes. This results, in most cases, in larger distributions of principal to the holders than they would receive if they received the actual percentage of the amortizing balance of the mortgage loan pool represented by their notes. This is especially true during the rapid amortization period. In addition, the holders may receive a payment of the Excess Cashflow as an Accelerated Principal Payment on any payment date if the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. To the extent remaining Available Funds are sufficient on any payment date, the holders will receive payments in the amount of any Investor Liquidated Loss Amounts on the mortgage loans that remain unpaid from prior Remittance Periods.

    If borrowers make more draws than principal payments during any month, the Pool Principal Balance may grow and Principal Collections which are paid through to the noteholders will also, eventually, grow. Even if the Pool Principal Balance backing the notes increases, the trust cannot issue more notes, so the payment of principal based on the fixed allocation percentage will cause noteholders to receive principal at a faster rate. However, if the Pool Principal Balance grows, the Investor Floating Allocation Percentage of Interest Collections on the mortgage loans will decrease resulting in a proportionate reduction in the noteholder's portion of Interest Collections. In addition, since the seller may remove mortgage loans from the pool at any time during the life of the trust, so long as the dollar amount of the Overcollateralization Amount exceeds the then Specified Overcollateralization Amount and certain other conditions are met, growth in the Pool Principal Balance may trigger such removals. These removals may affect the rate at which principal is distributed to the noteholders by reducing the overall Pool Principal Balance and thus the amount of Principal Collections and Interest Collections. See "Description of the Notes--Optional Transfers of Mortgage Loans to the Seller" in this prospectus supplement.

Effect Of Overcollateralization Feature

    Excess Cashflow, if any, for a payment date will be applied as an Accelerated Principal Payment in reduction of the outstanding note principal balance, but only to the extent the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. The Accelerated Principal Payments attributable to the overcollateralization feature are derived from the investor's portion of interest collections on the mortgage loans and will be applied to reduce the outstanding note principal balance but will not reduce the Investor Amount. Therefore, the aggregate payments in reduction of the outstanding note principal balance on a payment date, at least during the early months of the transaction, will usually be greater than the aggregate amount of Principal Collections, including prepayments, paid during the Remittance Period. The amount of Accelerated Principal Payments will shorten the weighted average life of the notes.

    If a note is purchased at other than par, its yield to maturity will be affected by the rate at which principal payments (including Accelerated Principal Payments) are paid to the noteholders. If the actual rate of payments applied in reduction of the outstanding note principal balance is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of payments applied in reduction of the outstanding note principal balance is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Excess Cashflow which is available to fund Accelerated Principal Payments on any payment date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the mortgage loans during the Remittance Period, changes in the Investor Floating Allocation Percentage and the amount of interest due on the notes which will be influenced by changes in LIBOR.

    The Specified Overcollateralization Amount may decrease or increase over time subject to floors, caps and triggers. Any increase in the Specified Overcollateralization Amount may result in an accelerated amortization of the notes until the Overcollateralization Amount equals the Specified
Overcollateralization Amount.

Clean-up Call

    The notes will be subject to redemption in the event that the servicer exercises its right to purchase the mortgage loans, which it may do as of any payment date on or after which the note principal balance is reduced to an amount less than or equal to 10% of the original note principal balance. This optional redemption will only occur if the trust property is sold on behalf of the trust for a price at least equal to the sum of the (i) outstanding note principal balance, (ii) accrued and unpaid interest at the Note Interest Rate through the day preceding the final payment date and (iii) all amounts due and owing to the note insurer. The consent of the note insurer would be required for any redemption that would result in a draw on the note guaranty insurance policy.

Decrement Table

    The following table is based on (i) a constant draw rate, which for purposes of the assumptions is the amount of Additional Balances on the mortgage loans drawn each month expressed as an annual percentage of the total principal of the pool of mortgage loans outstanding at the beginning of each month and (ii) the CPR, or constant prepayment rate, which is a prepayment assumption, representing an assumed rate of prepayment relative to the then-outstanding principal balance on a pool of new loans. For example, 0% CPR indicates no prepayments, 5% indicates prepayments at an annual rate of 5%, and so on.

    For the purposes of the table below, we have assumed:

   o the pool of mortgage loans has the following aggregate characteristics as of the cut-off date:

                                                            Remaining
                                               Mortgage      Term to    Interest
                      Principal              Loan Coupon    Maturity      Rate
                       Balance                   Rate       (Months)     Margin
            -----------------------------    -----------    ---------   --------
                   $679,486,727.24              8.58%          300        3.75%

   o distributions of principal and interest on the notes will be made monthly on the
     20th day of each calendar month regardless of the day the payment date actually occurs,

   o no extension past the scheduled maturity date of a mortgage loan is made,

   o no delinquencies occur,

   o scheduled monthly payments on the mortgage loans are comprised of interest-only payments,

   o the only principal payments on the mortgage loans are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws,

   o monthly draws occur at a constant annual rate of 25%,

   o the scheduled due date of the mortgage loans is the last day of each month, and each month consists of 30 days,

   o the closing date is March 23, 2001,

   o the trust expenses are as defined in the underlying documents,

   o for each payment date the Note Interest Rate is 5.29%, and

   o the index rate for each mortgage loan remains constant at 4.83%.

    The foregoing assumptions do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of the mortgage loans. There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the following table. Any discrepancy may have an effect upon the weighted average life of the notes set forth in the table. In addition, since the actual mortgage loans will have characteristics that differ from those assumed in preparing the table set forth below, the notes may mature earlier or later than indicated by the table. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of original note principal balance, and weighted average lives, shown in the following table. These variations may occur even if the average prepayment experience of all these mortgage loans equals any of the specified CPR percentages.


                                                                                         Percentage of Original Note Balance
                                                                                  -------------------------------------------------
Date                                                                              CPR 25%   CPR 30%    CPR 35%    CPR 40%   CPR 45%
----                                                                              -------   -------    -------    -------   -------
March 23, 2001................................................................     100%       100%       100%      100%       100%

March 20, 2002................................................................      99%        93%        86%       79%        73%

March 20, 2003................................................................      99%        86%        75%       63%        53%

March 20, 2004................................................................      99%        81%        65%       51%        39%

March 20, 2005................................................................      71%        53%        39%       28%        19%

March 20, 2006................................................................      42%        27%        16%        0%         0%

March 20, 2007................................................................      14%         0%         0%        0%         0%

March 20, 2008................................................................       0%         0%         0%        0%         0%

March 20, 2009................................................................       0%         0%         0%        0%         0%

March 20, 2010................................................................       0%         0%         0%        0%         0%

Weighted Average Life To Call
   (years)....................................................................     4.73       3.92       3.28      2.77       2.35

    All percentages in the above table are rounded to the nearest 1%. The calculation of the Weighted Average Life to Call assumes that the notes are redeemed on the earliest possible date based on the servicer's right to repurchase the mortgage loans as described above under "Clean-up Call".

                            Description of the Notes

    The notes will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess of the minimum denominations. Physical notes, if issued, will be transferable and exchangeable at the corporate trust office of the note registrar, which is the indenture trustee, until the indenture trustee appoints a successor acceptable to the note insurer. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The notes will be issued in book-entry form. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Optional Transfers of Mortgage Loans to the Seller

    Upon notice to the note insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the seller may, but shall not be obligated to, except upon a breach of a representation or warranty, remove from the trust a portion of the mortgage loans without notice to the noteholders. The seller is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including:

   o the Overcollateralization Amount as of the payment date, after giving effect to the removal, equals or exceeds the Specified
     Overcollateralization Amount;

   o the seller will represent and warrant that no selection procedures which are adverse to the interests of the noteholders or the note insurer were used by the seller in selecting the mortgage loans; and

   o no Rapid Amortization Event has occurred or will occur as a result of the removal.

Payments On Mortgage Loans; Deposits To Principal And Interest Account

    All collections on the mortgage loans will be allocated in accordance with their terms between amounts collected as payment of fees, interest and principal. As to any payment date, Interest Collections will be equal to the amounts collected and allocated as interest during the related Remittance Period, including the portion of Net Liquidation Proceeds allocable to interest, and the interest portion of any optional P&I Advances made by the servicer, reduced by payments of fees and reimbursements for prior advances due to the servicer for the payment date. For each payment date, payments of interest on the notes will be made, along with amounts due to the note insurer and other specified trust expenses and along with payments of principal on the notes in the amount of any Investor Liquidated Loss Amounts and Accelerated Principal Payments, from a portion of Interest Collections. That portion, known as the Investor Interest Collections for the related payment date, will be equal to the Investor Floating Allocation Percentage of the Interest Collections for the related Remittance Period. The Investor Floating Allocation Percentage for each payment date will be equal to the percentage equivalent of a fraction, the numerator of which is the Investor Amount and the denominator of which is the Pool Principal Balance, each at the beginning of the related Remittance Period. Initially, on the closing date, the Investor Amount will equal the Pool Principal Balance. After the closing date, the Investor Amount will equal the original Investor Amount minus the amount of Principal Collections (without regard to any Overcollateralization Reduction Amount) previously distributed as principal on the notes and minus the Investor Floating Allocation Percentage of all Liquidation Loss Amounts incurred on the mortgage loan pool since the cut-off date; provided that in no event will the Investor Amount be permitted to exceed the Pool Principal Balance.

    As to any payment date, Principal Collections will be equal to the amounts collected as payments of principal during the related Remittance Period, including the portion of Net Liquidation Proceeds allocated to principal under the terms of the mortgage loans and the principal portion, if any, of any optional P&I Advances by the servicer.

    Net Liquidation Proceeds for a loan are equal to the Liquidation Proceeds, reduced by out-of-pocket expenses and advances. Net Liquidation Proceeds do not include any amounts in excess of the sum of the Principal Balance of the mortgage loan and any accrued and unpaid interest to the end of the Remittance Period during which the mortgage loan became a Liquidated Mortgage Loan.

    The servicer will deposit Interest Collections and Principal Collections in an account in the name of the trust known as the principal and interest account. For so long as Mellon Bank, N.A. is the servicer and its short term debt is rated at least "A-1" by Standard & Poor's and "P-1" by Moody's, or the
note insurer otherwise consents, those deposits for collections received during each Remittance Period will not be made until the determination date preceding the related payment date. If the servicer no longer meets those standards, it will be required to deposit Interest Collections and Principal Collections into the principal and interest account within two business days after receipt. In either event, on each determination date, the servicer will withdraw Investor Interest Collections and Principal Collections from the principal and interest account and transfer them to the indenture trustee. The determination date for each month will be the 4th Business Day prior to the payment date occurring in that month.

    The indenture trustee will deposit amounts received from the servicer on the determination dates, and any amounts drawn under the note guaranty insurance policy into an account in the name of the trust known as the note account.

Payments On The Notes

    Beginning with the first payment date, which will occur on April 20, 2001, payments on the notes will be made by the indenture trustee on each payment date to the persons in whose names the notes are registered at the close of business on the record date. The record date will be the Business Day immediately preceding the payment date as long as the notes are maintained in book-entry form. If definitive notes are issued, the record date will be the last day of the month preceding the payment date. Payment dates occur monthly on the twentieth day of each month or, if the day is not a Business Day, then the following Business Day. Payments will be made by check or by wire transfer upon notice received by the indenture trustee at least five Business Days prior to the record date. The final payment on the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to owners of the final payment.

Flow Of Funds

    Upon receipt, the indenture trustee shall deposit into the note account, without duplication, the Available Funds.

    Available Funds are the sum of the Principal Collections and the Investor Interest Collections.

    Investor Interest Collections. On each payment date, to the extent of the portion of Available Funds that consist of Investor Interest Collections, the indenture trustee shall make the following allocations, disbursements and transfers in the following order of priority. Each allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

        (1) to the indenture trustee, the indenture trustee fee and to the owner trustee, the owner trustee fee;

        (2) to the note insurer, the premium due;

        (3) to the servicer, reimbursement for the Investor Floating Allocation Percentage of the sum of non-recoverable Servicing Advances and non-recoverable P&I Advances in respect of prior periods to the extent not previously reimbursed, provided that the recovery with respect to any mortgage loan under this clause shall not exceed the principal amount of the mortgage loan;

        (4) to the noteholders, the Interest Distribution Amount for the payment date;

        (5) to the noteholders, as a distribution of principal, an amount equal to the Investor Liquidated Loss Amounts realized during related
     Remittance Period and any Investor Liquidated Loss Amounts that remain unpaid from prior Remittance Periods;

        (6) to the noteholders, as a distribution of principal, an amount equal to the Overcollateralization Deficit, if any, for the payment date;

        (7) to the note insurer, the Reimbursement Amount, if any;

        (8) to the noteholders, as a distribution of principal, the Accelerated Principal Payment, if any;

        (9) to the noteholders, the amount of any Net Funds Cap Carry-Forward Amount;

        (10) to the indenture trustee and the owner trustee for expenses due them;

        (11) to the servicer for any non-recoverable Servicing Advances and non-recoverable P&I Advances not otherwise reimbursed pursuant to clause
     (3) above; and

        (12) to the certificateholders, any remaining Investor Interest Collections for that payment date.

    Servicing Advances are any out-of-pocket costs and expenses, incurred by the servicer in the performance of its servicing obligations, including, but not limited to:

        o expenditures in connection with a foreclosed mortgage loan prior to the liquidation of the mortgage loan, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation,

        o the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectability of the mortgage loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions,

        o the cost of the conservation, management, liquidation, sale or other disposition of any mortgaged property acquired in satisfaction of the mortgage loan, including reasonable fees paid to any independent contractor in connection therewith, and

        o advances to keep senior liens current unless the servicer has determined that the advance would not be recoverable.

    P&I Advances. On each payment date, the servicer may, but is not obligated to, with respect to each mortgage loan for which the minimum monthly payment due during the related Remittance Period has not yet been received, advance the principal and/or interest component of such delinquent payment by depositing the aggregate amount of such payment for such payment date into the principal and interest account.

    Interest Collections Not Allocated to Noteholders. If the Investor Floating Allocation Percentage for a payment date is less than 100%, Investor Interest Collections will be less than the Interest Collections for that payment date, and the difference between the two amounts, the Seller Interest Collections, will not be part of Available Funds but will instead be paid out by the indenture trustee on that payment date as a distribution on the certificates.

    Principal Collections. On each payment date, to the extent of the portion of Available Funds that consist of Principal Collections, the indenture trustee shall allocate the portion of that amount represented by the Scheduled Principal Distribution Amount to the noteholders, as a distribution of principal, and shall allocate the remaining portion of the Principal Collections for that payment date first to pay the Noteholders, as a further distribution of principal, the amount of any Investor Liquidated Loss Amounts from prior Remittance Periods that remain unreimbursed after giving effect to the distribution of Investor Interest Collections for that payment date and second shall allocate the remainder to the certificateholders. Any amount distributed as described in clause first of the preceding sentence on any payment date will not be permitted to exceed the amount by which the Investor Amount exceeds the note principal balance after giving effect to all other distributions on that payment date.

Interest Distributions

    Interest on the notes will be payable monthly on each payment date, commencing on April 20, 2001. On each payment date, noteholders are entitled to the Interest Distribution Amount, and to the extent funds are available, the Net Funds Cap Carry-Forward Amount.

    For any payment date, the Interest Distribution Amount is the interest then due on the notes, calculated using the Note Interest Rate. The Interest Distribution Amount for any payment date equals the interest accrued on the notes during the Interest Accrual Period for that payment date at the Note Interest Rate for that Interest Accrual Period plus any Interest Shortfall Amount.

    The Note Interest Rate for an Interest Accrual Period is equal to the lesser of:

    othe Formula Rate, which is the per annum rate equal to (x) for any payment date which occurs on or prior to the Clean-Up Call Date, the sum of one month LIBOR and 0.24% and (y) for any payment date thereafter, the sum of LIBOR and 0.48%, and othe Net Funds Cap Rate, which is the per annum rate, equal to (A) the product of (x) twelve and (y) the Investor's Floating Allocation Percentage of the interest due on the mortgage loans during the prior Remittance Period net of the Investor Floating Allocation Percentage of the servicing fee, and net of the indenture trustee's fee, the owner trustee's fee and the premium payable to the note insurer under the note guaranty insurance policy divided by (B) the Investor Amount as of the opening of the Remittance Period.

    For any payment date, the Interest Shortfall Amount is equal to the amount by which the Interest Distribution Amount on the preceding payment date exceeded the actual amount distributed as an interest payment on that date, including any unreimbursed Interest Shortfall Amounts from prior payment dates, together with interest thereon at the Note Interest Rate.

    Carry-Forward Feature. On any payment date when the Net Funds Cap Rate is less than the Formula Rate, the excess of the amount calculated at the Formula Rate over the amount calculated at the Net Funds Cap Rate, together with interest on such excess at the then-applicable Formula Rate, will be carried-forward and paid on future payment dates to the extent Investor Interest Collections are available therefor in the priority described in this prospectus supplement. None of the note insurer, the depositor, the seller, or the servicer guarantees the payment of, nor do the ratings assigned to the notes address the likelihood of payment of, any Net Funds Cap Carry-Forward Amount.

    Interest Accrual Period. For each payment date interest on the notes will accrue from the preceding payment date, or in the case of the first payment date, from the closing date, through the day preceding the payment date. This is known as the Interest Accrual Period for that payment date. Interest on the notes will be based on the actual number of days in the Interest Accrual Period and a 360-day year.

    Calculation of LIBOR Rate. On each Interest Determination Date, which is the second business day preceding each payment date or, in the case of the first payment date, on the second business day preceding the closing date, the indenture trustee will determine the London interbank offered rate for one-month U.S. dollar deposits, or LIBOR, for the next Interest Accrual Period. As used in this context, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks (1) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (2) with an established place of business in London, (3) which have been designated by the indenture trustee after consultation with the servicer and (4) which are not controlling, controlled by, or under common control with, the seller.

    On each Interest Determination Date, the indenture trustee will determine LIBOR for the Interest Accrual Period as follows:

    first, on the basis of offered rates for one-month United States dollar deposits, as this rate appears on Telerate page 3750, as of 11:00 am London time;

    second, if the rate does not appear on Telerate Page 3750 as of 11:00 am London time, LIBOR will be the arithmetic mean of the offered quotations of two or more Reference Banks, rounded to the nearest whole multiple of 1/16%; or

    third, if on the Interest Determination Date fewer than two Reference Banks provide offered quotations, LIBOR for the Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

    The Reserve Interest Rate is the rate per annum that the indenture trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the one-month U.S. dollar lending rates which New York City banks, selected by the indenture trustee, are quoting on the Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the indenture trustee cannot determine the arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks, selected by the indenture trustee, are quoting on the Interest Determination Date to leading European banks.

    The establishment of LIBOR on each Interest Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period will, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the indenture trustee at 410-884-2000.

Payments Of Principal

    Scheduled Principal. On each payment date the noteholders will be entitled to receive the Scheduled Principal Distribution Amount.

    The term of the notes has been divided into two periods, the Managed Amortization Period and the Rapid Amortization Period. The Managed Amortization Period is the period commencing on the initial payment date, and ending on the earlier to occur of

   o the March 2004 payment date, and

   o the payment date which immediately precedes the occurrence of a Rapid Amortization Event.

    The Rapid Amortization Period is the period which immediately follows the Managed Amortization Period.

    In the absence of a Rapid Amortization Event, the Rapid Amortization Period will begin on the April 2004 payment date. The amount of scheduled principal the noteholders will be entitled to receive varies depending on whether the payment date occurs during the Managed Amortization Period or Rapid Amortization Period.

    The Scheduled Principal Distribution Amount equals:

        (A) on any payment date during the Managed Amortization Period, the excess of (x) the lesser of (1) the Maximum Principal Payment and (2) the Net Principal Collections over (y) the Overcollateralization Reduction Amount, if any, or

        (B) on any payment date during the Rapid Amortization Period, the excess of (x) the Maximum Principal Payment over (y) the Overcollateralization Reduction Amount, if any, for the payment date.

    For any payment date, the Maximum Principal Payment will equal 98.5%, the fixed allocation percentage, of the Principal Collections. For any payment date, the Net Principal Collections is the excess of Principal Collections over the aggregate principal amount of all Additional Balances arising during the related Remittance Period; although in no event will Net Principal Collections be less than zero.

    Accelerated Principal Payments and Liquidated Loss Amounts. On each payment date the noteholders will also be entitled to receive

   o any Investor Liquidated Loss Amounts for that payment date to the extent that the Investor Interest Collections remaining after all allocations having a higher priority are sufficient to pay that amount, and

   o any Overcollateralization Deficit for that payment date to the extent that the Investor Interest Collections remaining after all allocations having a higher priority are sufficient to pay that amount.

   o any Accelerated Principal Payments out of any Excess Cash Flow,

    The distribution of Accelerated Principal Payments is described below under "--Overcollateralization Feature". The amount of Investor Liquidated Loss Amounts to be distributed on any payment date will consist of all Investor Liquidated Loss Amounts realized during the related Remittance Period and all Investor Liquidated Loss Amounts realized during prior Remittance Periods but as to which no distribution has yet been made. Distributions of Investor Liquidated Loss Amounts on any payment date will be payable only to the extent of available Investor Interest Collections in accordance with the payment priorities described under "--Flow of Funds--Investor Interest Collections" above, and if those amounts are insufficient, from Principal Collections for that payment date, but subject to the limitations set forth under "--Flow of Funds--Principal Collections" above. A Liquidated Loss Amount equals the unrecovered Principal Balance of any Liquidated Mortgage Loan as of the end of the Remittance Period during which the loan became a Liquidated Mortgage Loan, and an Investor Liquidated Loss Amount equals the Investor Floating Allocation Percentage of any Liquidated Loss Amount.

    Payments Due at maturity. In addition, on the note maturity date, which is
the     payment date in March 2027, the noteholders will be entitled to receive a payment of principal in an amount equal to the outstanding note principal balance, if any. The note maturity date is the twelfth payment date following the latest maturity date of a mortgage loan which amortizes according to its terms.

Overcollateralization Feature

    The Overcollateralization Amount is equal to the amount by which the portion of the Pool Principal Balance represented by the Investor Amount exceeds the note principal balance, but not in excess of the Specified Overcollateralization Amount. The note insurer will require that the Overcollateralization Amount be maintained at the Specified Overcollateralization Amount.

    The Overcollateralization Amount for the notes as of the closing date will be less than the required Specified Overcollateralization Amount, thus requiring an increase in the Overcollateralization Amount on future payment dates until the Overcollateralization Amount equals the Specified
Overcollateralization Amount.

    Excess Cashflow will equal the the excess of Investor Interest Collections over the sum of the items referred to in clauses (1) through (7) of "--Flow of Funds--Investor Interest Collections". Excess Cashflow will be applied as a payment of principal on the notes on each payment date to maintain the Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount. The amount of the Excess Cashflow applied as a payment of principal on a payment date is an Accelerated Principal Payment. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the seller, the servicer, the depositor, the note insurer, the indenture trustee, the owner trustee or any other person.

    The note insurer may permit the Specified Overcollateralization Amount to decrease or step down over time, subject to floors and triggers. The dollar amount of any decrease in the Specified Overcollateralization Amount is an Overcollateralization Reduction Amount which may result in the removal of cash or mortgage loans from the lien of the indenture on payment dates occurring after the step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount will be released to the certificateholders from the monthly cashflow, which will reduce the Overcollateralization Amount.

Rapid Amortization Events

    A Rapid Amortization Event refers to any of the following events:

   o failure on the part of seller or the servicer (1) to make a payment or deposit required under the sale and servicing agreement within five Business Days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect any other covenants or agreements of the seller set forth in the sale and servicing agreement, which failure continues unremedied for a period of 60 days after written notice;

   o any representation or warranty made by the seller in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after receipt of written notice and as a result of which the interests of the noteholders or the note insurer are materially and adversely affected; a Rapid Amortization Event will not occur if the representation and warranty relates to a mortgage loan and the seller has repurchased or made a substitution for the mortgage loan during the period, or within an additional 60 days with the consent of the indenture trustee and the note insurer, in accordance with the provisions of the sale and servicing agreement;

   o the occurrence of events of bankruptcy, insolvency or receivership relating to the seller;

   o the trust becomes subject to regulation by the SEC as an investment company under the Investment Company Act of 1940;

   o the occurrence of an event permitting the removal of the servicer. See "Provisions of the Agreements--Matters Regarding the Servicer" in this prospectus supplement;

   o a draw under the note guaranty insurance policy; or

   o a default in the payment of any interest on the notes when the same becomes due and payable, and the default continues for a period of five Business Days.

Events Of Default Under The Indenture

    The following constitute Events of Default under the indenture:

   o a default in the payment of any interest when the same becomes due and payable, which default continues for a period of five days or default in the payment in full of the note principal balance on the maturity date;

   o failure on the part of the trust to perform in any material respect any covenant or agreement under the indenture, other than the above payment covenants, or the breach of a representation or warranty of the trust, which continues for a period of thirty days after notice is given; or

   o events of bankruptcy, insolvency, receivership or liquidation of the trust.

    At the direction of the note insurer, or with the consent of the note insurer, at the direction of noteholders evidencing at least 51% of the note principal balance, the indenture trustee shall declare an Event of Default upon the occurrence of any of the above events.

Remedies Of Event Of Default Under The Indenture

    If an Event of Default under the indenture has occurred and is continuing, the indenture trustee (1) may, with the consent of the note insurer, so long as a default by the note insurer shall not have occurred and be continuing, or
(2) shall, (x) at the direction of the note insurer, so long as a default by the note insurer shall not have occurred and be continuing, or (y) upon the direction of noteholders representing not less than 51% of the aggregate note principal balance, with the written consent of the note insurer so long as a default by the note insurer shall not have occurred and be continuing, declare the principal amount of the notes due and payable immediately. This declaration may be rescinded by the note insurer or noteholders representing at least 51% of the aggregate note principal balance, with the written consent of the note insurer so long as a default by the note insurer shall not have occurred and be continuing.

    If the principal of the notes has been declared due and payable as described in the preceding paragraph, the indenture trustee, at the direction of the note insurer, so long as a default by the note insurer shall not have occurred and be continuing, may institute proceedings to collect all amounts payable on the notes, sell the assets of the trust or refrain from selling the assets of the trust.

            The Note Insurer and the Note Guaranty Insurance Policy

The Note Insurer

    The following information has been obtained from Ambac Assurance Corporation, the note insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the trust, the indenture trustee, the seller, the servicer, the underwriters or any of their affiliates as to the accuracy or completeness of the information.

    The note insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The note insurer primarily insures newly-issued municipal and structured finance obligations. The note insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., or Moody's, Standard & Poor's Credit Market Services, or Standard & Poor's, and Fitch, Inc. have each assigned a triple-A financial strength rating to the note insurer.

    The consolidated financial statements of the note insurer and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three-year period ended December 31, 1999 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 2000; Commission File Number 1-10777), and the unaudited consolidated financial statements of the note insurer and subsidiaries as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended September 30, 2000 (which was filed with the Commission on November 13, 2000) and the unaudited interim financial statements and accompanying discussion of Ambac Financial Group, Inc., as of December 31, 2000, and for the periods ending December 31, 2000 and December 31, 1999 contained in the press release issued on January 24, 2001, included in the Form 8-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on January 24, 2001), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    All financial statements of the note insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

    The following table sets forth the capitalization of the note insurer as of December 31, 1998, December 31, 1999 and September 30, 2000, respectively, in conformity with generally accepted accounting principles.

                          Ambac Assurance Corporation
                              Capitalization Table
                             (Dollars in Millions)


                                                      December 31,    December 31,   September 30,
                                                          1998            1999            2000
                                                      ------------    ------------   -------------
                                                                                      (unaudited)
Unearned premiums.................................       $1,303          $1,442          $1,508

Other liabilities.................................          548             524             479
                                                         ------          ------          ------
   Total liabilities..............................        1,851           1,966           1,987
                                                         ------          ------          ------
Stockholder's equity:

   Common Stock...................................           82              82              82

   Additional paid-in capital.....................          541             752             757

   Accumulated other
    Comprehensive income (loss)...................          138             (92)            (17)

   Retained earnings..............................        1,405           1,674           1,915
                                                         ------          ------          ------
Total stockholder's equity........................        2,166           2,416           2,737
                                                         ------          ------          ------
Total liabilities and
   Stockholder's equity...........................       $4,017          $4,382          $4,724
                                                         ======          ======          ======

    For additional financial information concerning the note insurer, see the audited and unaudited financial statements of the note insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the note insurer incorporated by reference and copies of the note insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the note insurer. The address of the note insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

    The note insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of this prospectus supplement other than the information supplied by the note insurer and presented under the heading "The Note Insurer and the Note Guaranty Insurance Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

The Note Guaranty Insurance Policy

    The note insurer will issue its note guaranty insurance policy for the notes. This note guaranty insurance policy unconditionally guarantees the payment of Insured Payments on the notes. The note insurer will make each required Insured Payment to the indenture trustee on the later of (1) the Business Day prior to which the Insured Payment is distributable to the holders under the indenture, and (2) the Business Day next following the Business Day the note insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the indenture trustee, specifying that an Insured Payment is due in accordance with the terms of the note guaranty insurance policy.

    The note insurer's obligation under the note guaranty insurance policy will be discharged to the extent that funds are received by the indenture trustee for distribution to the holders, whether or not those funds are properly distributed by the indenture trustee.

    For purposes of the note guaranty insurance policy, a holder as to a particular note, does not and may not include the trust, the servicer or the seller. The note insurer only insures the timely receipt of interest on the notes, calculated at the Note Interest Rate, the Overcollateralization Deficit, if any, on any payment date, and the principal balance of the notes on their Maturity Date. The note guaranty insurance policy will not cover other amounts including any Net Funds Cap Carry-Forward Amounts, or, except to the extent of any Overcollateralization Deficit, any Overcollateralization Amount shortfalls, nor does the note guaranty insurance policy guarantee to the Holders of the notes any particular rate of principal payment. The note guaranty insurance policy expires and terminates without any action on the part of the note insurer or any other person on the date that is one year and one day following the date the notes have been paid in full.

    In the absence of payments under the note guaranty insurance policy, holders will directly bear the credit risks associated with their notes.

    The note guaranty insurance policy is non-cancelable.

    The note guaranty insurance policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

    In the event that the note insurer were to become insolvent, any claims arising under the note guaranty insurance policy would be excluded from coverage by the California Insurance Guaranty Association, established under the laws of the state of California.

    The note guaranty insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

Draws Under the Note Guaranty Insurance Policy

    On each determination date the indenture trustee is required to determine, for the next payment date, the Available Funds to be on deposit in the note account on that payment date, excluding the amounts of the indenture trustee's fee, the owner trustee's fee, and the premium payable to the note insurer. For each payment date, the determination date is the [third] Business Day next preceding that payment date or any earlier day that shall be agreed to by the note insurer and the indenture trustee.

    If there is a Deficiency Amount for a payment date, the indenture trustee shall complete a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the note guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the note insurer no later than 12:00 noon New York City time on the second Business Day preceding the payment date as a claim for an Insured Payment in an amount equal to the Deficiency Amount.

                          Provisions of the Agreements

Collection and Other Servicing Procedures on Mortgage Loans

    The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow the collection procedures that it follows for its HELOC servicing portfolio. Consistent with this standard, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans. Subject to the sale and servicing agreement, the servicer may increase credit limits and solicit mortgagors for a reduction in the coupon rate of a mortgage loan and arrange payment schedules with mortgagors who are delinquent.

Transfer of the Mortgage Loan Files

    As part of the sale of the mortgage loans to the trust the seller will also transfer the related mortgage loan files which include

   o original or certified copies of mortgage notes or credit line agreements, endorsed in blank or to the order of the indenture trustee;

   o originals of all intervening assignments, if applicable, showing a complete chain of title, with evidence of recording;

   o originals of all assumption and modification agreements if any; and

   o either: (a) the original mortgage, with evidence of recording, (b) a true and accurate copy of the mortgage where the original has been transmitted for recording, until the original is returned by the public recording office or (c) a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office.

    Notwithstanding this transfer, only the documents described in the first bullet point above will be physically delivered to the indenture trustee, and the documents referred to in that bullet point may be so delivered up to 21 days after the closing date. Custody of the remaining items in the mortgage loan files will be retained by the seller, who in its capacity as servicer will hold them for the benefit of the indenture trustee and the noteholders.

    Notwithstanding the preceding paragraph, should the long term senior unsecured debt rating of the seller fall below "BBB" by Standard & Poor's or "Baa2" by Moody's, as promptly as practicable but in any case within 90 days of the event, the seller shall, at its expense, for each Mortgage Loan, deliver the remaining documents.

Hazard Insurance

    The sale and servicing agreement provides that the servicer will use its reasonable best efforts to maintain or to cause to be maintained for any mortgaged property, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property or
(2) the outstanding balance of the related mortgage loan plus the outstanding balance on any senior mortgage loan. The servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy will, except for amounts to be applied to the restoration or repair of the mortgaged property, ultimately be deposited in the principal and interest account.

Realization Upon Defaulted Mortgage Loans

    The note guaranty insurance policy of the servicer is to initiate foreclosure on a mortgaged property: (1) after a loan has become delinquent and, in the judgment of the servicer, satisfactory arrangements cannot be made with the mortgagor; (2) if a notice of default on a senior lien is received by the servicer; or (3) if circumstances are discovered by the servicer which would indicate that a potential for loss exists. The servicer may terminate foreclosure proceedings if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

    The servicer, as part of its normal servicing procedures, may sell defaulted mortgage loans to independent third parties. The proceeds of those sales will become Liquidation Proceeds.

    The servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase Net Liquidation Proceeds. The servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds to pay for liquidation expenses before any Net Liquidation Proceeds are distributed to noteholders or the certificateholders.

Servicing Compensation and Payment of Expenses

    For each Remittance Period the servicer will receive a portion of the Interest Collections as a monthly servicing fee. The servicing fee is equal to 0.50% per annum on the Pool Principal Balance as of the first day of the Remittance Period, or as of the cut-off date for the first Remittance Period. All termination fees, assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

    The servicer will pay the ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the servicer will be entitled to reimbursement for its expenses incurred in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties. The servicer's right of reimbursement will be prior to the rights of the noteholders to receive any Net Liquidation Proceeds.

Reports

    Monthly reports concerning the performance of the mortgage loans, the trust and payments on the notes will be made available to the noteholders and other parties to the Transaction Documents via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The indenture trustee shall have the right to change the way the monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee shall provide timely and adequate notification to all above parties regarding any such changes. In addition, within 60 days after the end of each calendar year, beginning with the 2001 calendar year, information for tax reporting purposes will be made available, upon request, to each person who has been a noteholder of record at any time during the preceding calendar year.

Evidence as to Compliance

    The servicer is required to deliver to the indenture trustee and the note insurer, on or before April 20 of each year, beginning on April 20, 2002, an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

    On or before April 20 of each year, beginning April 20, 2002, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the indenture trustee, the note insurer and the rating agencies to the effect that the firm has examined the servicing operation of the servicer and that, on the basis of the examination, the firm believes that the servicing was conducted in compliance with minimum servicing standards as defined in the Uniform Single Attestation Program for Mortgage Bankers, to the extent applicable, except for the exceptions that the firm believes to be immaterial and any other exceptions contained in the report.

Matters Regarding the Servicer

    The servicer may not resign from its obligations and duties under the sale and servicing agreement, except in connection with a permitted transfer of servicing, unless the duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it as evidenced by an opinion of counsel delivered to the indenture trustee and the note insurer. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement.

    Alternatively a permitted transfer of servicing may occur on satisfaction of the following conditions:

   o the servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

   o the rating agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to the note guaranty insurance policy; and

   o the proposed successor servicer is acceptable to the note insurer.

    The indenture trustee and the noteholders, each with the consent of the note insurer so long as a default by the note insurer shall not have occurred and be continuing, or the note insurer, so long as a default by the note insurer shall not have occurred and be continuing, has the right to remove the servicer upon the occurrence of any of:

        (1) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations;

        (2) the failure of the servicer to perform any one or more of its material obligations under the sale and servicing agreement as to which the servicer shall continue in default with respect thereto for a specified period, generally of thirty days, after notice by the indenture trustee or the note insurer, if required by the sale and servicing agreement; or

        (3) the failure of the servicer to cure any breach of any of its representations and warranties set forth in the sale and servicing agreement which materially and adversely affects the interests of the noteholders or the note insurer, for a specified period, generally of sixty days after the servicer's discovery or receipt of notice.

    The note insurer may also remove the servicer upon the occurrence of any of the following events unless remedied prior to the time frames stipulated:

        (1) the failure by the servicer to make any required Servicing Advance which failure continues for thirty days or more after written notice from the note insurer if the failure has a material and adverse effect on Net Liquidation Proceeds in the sole determination of the note insurer;

        (2) the failure of the servicer to perform one or more of its material obligations under the sale and servicing agreement, which failure continues for thirty days or more after written notice from the note insurer;

        (3) certain other events described in the insurance agreement; or

        (4) failure on the part of the servicer to make a payment or deposit required under the sale and servicing agreement within three Business Days following notice that such payment or deposit is required to be made.

Amendments

    The indenture and the sale and servicing agreement may each be amended by the parties to these agreements, with the prior approval of the note insurer, but without the giving of notice or the receipt of the consent of the noteholders, for the purposes of curing any ambiguity or correcting or supplementing any provision which may be inconsistent with any other provision of these agreements, or complying with the requirements of the code and the regulations proposed or promulgated thereunder. These amendments may not reduce the then-current rating on the notes or materially and adversely affect the interests of any noteholder, without its written consent.

    The indenture and the sale and servicing agreement may also be amended by the parties to these agreements, with the prior written approval of the note insurer and the majority noteholders, for the purpose of adding any provisions, changing in any matter or eliminating any of the provisions or modifying in any manner the rights of the noteholders. No amendment shall change the amount of, or delay the timing of, payments which are required to be distributed to any noteholders without the consent of the noteholders, or change the percentage of the noteholders which is required to consent to any amendments, without the consent of all of the noteholders affected.

The Indenture Trustee

    Wells Fargo Bank Minnesota, N.A., a national banking association with its principal corporate trust office in Minneapolis, Minnesota, will act as the indenture trustee under the indenture. The indenture trustee may own notes and have normal banking relationships with the seller, the servicer and the note insurer and/or their affiliates.

    The indenture trustee may resign at any time. The trust, with the prior written consent of the note insurer so long as a default by the note insurer shall not have occurred and be continuing, or the trust at the request of the note insurer, may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of these circumstances, the trust will be obligated to appoint a successor indenture trustee, acceptable to the note insurer, the seller and the servicer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee acceptable to the note insurer, the seller and the servicer.

    No noteholder will have any right under the indenture to institute any proceeding under the indenture unless the note insurer has given its prior written consent, so long as a default by the note insurer shall not have occurred and be continuing, the noteholder previously has given to the indenture trustee written notice of default and unless noteholders evidencing at least 51% of the note principal balance have made written requests upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute any proceeding. The indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the cost, expenses and liabilities which it may incur.

Matters Regarding the Indenture Trustee and the Owner Trustee

    Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the trust of the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment; provided, that none of the indenture trustee or any of its directors, officer or employees will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the indenture. The indenture trustee and any of its directors, officers, employees or agents will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the performance of its duties and obligations or the exercise of its rights under the Transaction Documents or in connection with the notes or certificates, other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated will be the successor to the indenture trustee under the indenture.

    The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the servicer, the owner trustee and the indenture trustee acting jointly, or in some instances, the owner trustee or the indenture trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in those cases the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

                                Use of Proceeds

    The net proceeds from the sale of the notes will be used by the depositor to acquire the mortgage loans from the seller. One or more of the underwriters, or their respective affiliates, may have provided temporary financing facilities to the seller or one or more of its affiliates and may receive a portion of the proceeds as a repayment of the temporary financing facilities.

                    Material Federal Income Tax Consequences

General

    The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to note owners in light of their personal investment circumstances or to some types of note owners that are the subject of special treatment under the U.S. federal income tax laws--for example, banks and life insurance companies. Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the notes.

Characterization of the Notes as Indebtedness

    Based on the application of existing law to the terms of the transaction as set forth in the agreements and assuming compliance with the terms of the agreements as in effect on the date of issuance of the notes, Brown & Wood
LLP, special tax counsel to the trust and counsel to the underwriters, is of the opinion that (1) the notes will be treated as debt instruments for federal income tax purposes as of that date and (2) the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section
7701(i) of the Code. Accordingly, upon issuance, the notes will be treated as debt securities as described in the prospectus. See "Material Federal Income Tax Consequences" in the prospectus.

    The trust and the note owners express in the Indenture their intent that, for applicable tax purposes, the notes will be indebtedness secured by the mortgage loans. The trust and the noteholders, by accepting the notes, and each note owner by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the seller intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting and regulatory purposes.

    In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership of the property. Tax counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the trust and has not been transferred to the note owners.

Taxation of Interest Income of Note Owners

    Assuming that the note owners are holders of debt obligations for U.S. federal income tax purposes, the notes generally will be taxable as debt securities. See "Material Federal Income Tax Consequences" in the prospectus for the U.S. federal income tax treatment to noteowners of interest income derived from the notes and of gain or loss from the sale or other disposition of the notes.

    While it is not anticipated that the notes will be issued at a greater than de minimis discount, under Treasury regulations it is possible that the notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as an unconditionally payable under the Treasury regulations applicable to OID debt instruments (the "OID Regulations"). If the OID Regulations were to apply, all of the taxable income to be recognized with respect to the notes would be includible in income of note owners as the OID accrued, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID Regulations if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the notes will be treated as pay-through securities.

Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation

    The opinion of tax counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by this prospectus supplement with respect to the notes constitutes a sale of the mortgage loans (or an interest in a mortgage loan) to the note owners and that the proper classification of the legal relationship between the trust and the note owners resulting from this transaction is that of a partnership, including a publicly traded partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since tax counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the trust will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as those requirements would apply if the notes were not treated as indebtedness.

    If it were determined that this transaction created an entity classified as a corporation, including a publicly traded partnership taxable as a corporation, the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the note owners. Cash payments to the note owners generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership between the note owners and the trust, the partnership itself would not be subject to U.S. federal income tax, unless it were to be characterized as a publicly traded partnership taxable as a corporation; rather, the trust and each note owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the note owner could differ if the notes were held to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

    In relevant part, Section 7701(i) of the Code provides that any entity or a portion of an entity that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Unless covered by a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (1) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages
(2) the entity is the obligor under debt obligations with two or more maturities, and (3) under the terms of the entity's debt obligations, or an underlying arrangement, payments on the debt obligations bear a relationship to the debt instruments held by the entity.

    Assuming that all of the provisions of the agreements, as in effect on the date of issuance, are complied with, tax counsel is of the opinion that the arrangement created by the agreements will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the mortgage loans is being issued.

    The opinion of tax counsel is not binding on the IRS or the courts. If the IRS were to contend successfully, or future regulations were to provide, that the arrangement created by the agreements is a taxable mortgage pool, that arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to note owners. The amount of tax would depend upon whether payments to note owners would be deductible as interest expense in computing the taxable income of that arrangement as a taxable mortgage pool.

Foreign Investors

    In general, subject to exceptions, interest including OID, paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the prospectus.

    If the interests of the note owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax, for each foreign partner, equal to the product of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, the foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

    If the trust were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, or if the trust were characterized as a partnership that was not engaged in a U.S. trade or business, all interest payments, would generally be subject to withholding at the rate of 30%, unless that rate were reduced by an applicable tax treaty. If the trust were characterized as a partnership, interest payments made to note owners who were foreign persons generally would be considered guaranteed payments to the extent that those payments were determined without regard to the income of the trust fund. If these payments were properly characterized as guaranteed payments, then the interest would not be considered "portfolio interest" under the Code.

    If, contrary to the opinion of tax counsel, the notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the notes and the note guaranty insurance policy as having been paid to the related noteholder.

    The U.S. Treasury Department has issued withholding regulations (the "Withholding Regulations"), effective for payments made after December 31, 2000, which make certain modifications to the withholding rules. In conjunction with the Withholding Regulations, the Internal Revenue Service has issued a new tax Form W-8BEN to be used in place of Form W-8 by foreign persons claiming either the "portfolio interest" exemption from withholding under the Code or reduced withholding rates under a treaty. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements under the Withholding Regulations and should consult its tax advisor. Prospective investors in the notes are urged to consult their own tax advisors regarding the Withholding Regulations and Form W-8BEN.

Backup Withholding

    Note owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the notes if the note owners, upon issuance, fail to supply the indenture trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments", as defined in the Code, or, under some circumstances, fail to provide the indenture trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

    The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid and OID accrued, if any, on the notes and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only noteholder of record is Cede, as nominee for DTC, note owners and the IRS will receive tax and other information including the amount of interest paid on the notes from participants and indirect participants rather than from the indenture trustee. The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each nonexempt note owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to withhold 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's U.S. income tax liability.

    The Withholding Regulations make certain modifications to the backup withholding rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. Prospective investors in the notes are urged to consult their own tax advisors regarding the Withholding Regulations.

                                  State Taxes

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state. Investors considering an investment in the notes should consult their own tax advisors regarding state tax consequences.

                              ERISA Considerations

General

    ERISA and Section 4975 of the Code impose restrictions on employee benefit plans that are governed by ERISA or plans or arrangements that are governed by
Section 4975 of the Code and on persons who are parties in interest or disqualified persons with respect to those plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the notes without regard to the ERISA considerations described under this heading, subject to other applicable Federal and state law. However, any governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any plan fiduciary which proposes to cause a plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code, of the plan's acquisition and ownership of the notes. See "ERISA Considerations" in the prospectus. Investments by plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

Prohibited Transactions

General

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in some transactions, including loans involving a plan and its assets, unless a statutory regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

    Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the notes--for example, Prohibited Transaction Class Exemption 96-23, which exempts transactions effected on behalf of a plan by an "in-house asset manager"; PTE 95-60, which exempts transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts transactions effected on behalf of a plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes, or if it did apply, that it would apply to all prohibited transactions that may occur in connection with an investment in the notes. Each plan and each person investing in notes on behalf of or with plan assets of a plan will be deemed to represent that its acquisition and holding of the notes does not give rise to a non-exempt prohibited transaction.

Plan Asset Regulation

    The DOL has issued final regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" with the effect that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the plan asset regulations, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the plan asset regulation provides that, if a plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the plan investor unless exceptions apply. If the notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the trust could be considered to hold plan assets by reason of a plan's investment in the notes. Those plan assets would include an undivided interest in any assets held by the trust. In that event, the servicer and other persons, in providing services with respect to the trust's assets, may be parties in interest with respect to those plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, with respect to transactions involving the trust's assets. Under the plan asset regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the plan asset regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which equity features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a plan's investment would be a practical vehicle for the indirect provision of investment management services. Based upon the terms of the notes, the opinion of tax counsel that the notes will be classified as debt instruments for Federal income tax purposes and the ratings which have been assigned to the notes, the issuer expects that the notes will not constitute "equity interests" for purposes of the plan asset regulation. However, if the notes are deemed nevertheless to be equity interests in the trust and no statutory, regulatory or administrative exception applies, the trust could be considered to hold plan assets by reason of a plan's investment in the notes.

Review by Plan Fiduciaries

    Any plan fiduciary considering whether to purchase any notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment. Among other things, before purchasing any notes, a fiduciary of a plan should make its own determination as to whether the trust, as obligor on the notes, is a party in interest with respect to the plan, the availability of the relief provided in the plan asset regulations and the availability of any other prohibited transaction exemptions.
Purchasers should analyze whether the decision may have an impact with respect to purchases of the notes.

                        Legal Investment Considerations

    Although, as a condition to their issuance, the notes will be rated in the highest rating category of the Rating Agencies, the notes will not constitute "mortgage related securities" for purposes of SMMEA, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                                  Underwriting

    Under the terms and conditions set forth in the underwriting agreement, dated March 7, 2001, between the depositor, on the one hand, and JPMorgan, a division of Chase Securities Inc., and Mellon Financial Services, LLC, as underwriters, on the other hand, the depositor has agreed to sell to the underwriters, and the underwriters have agreed, severally but not jointly, to purchase from the depositor the notes in the following respective amounts:

                                                                          Principal Amount
          Underwriter                                                         of Notes
          -----------                                                     ----------------
          JPMorgan, a division of Chase Securities Inc. ...............     $334,500,000

          Mellon Financial Markets, LLC ...............................      334,500,000
                                                                            ------------
          Total .......................................................     $669,000,000
                                                                            ------------

    In the underwriting agreement, the underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any notes are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

    The depositor has been advised by the underwriters that they propose initially to offer the notes to the public in Europe and the United States at the underwriting price set forth in this prospectus supplement and to dealers at that price, less a discount not in excess of 0.25% of the note denominations. The underwriters may allow and the dealers may reallow a discount not in excess of 0.25% of the note denominations to other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

    The depositor has been advised by JPMorgan, a division of Chase Securities Inc., that it presently intends to make a market in the notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

    In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot the offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover syndicate shorts or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and if commenced, these activities may be discontinued at any time.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

    None of the depositor, the seller, the servicer or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

    Mellon Financial Markets, LLC is an affiliate of the seller and the servicer. JP Morgan is an affiliate of the depositor.

    The Bank has agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

                                 Legal Matters

    Legal matters in connection with the issuance of the notes will be passed upon for the depositor by Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will act as counsel for the underwriters. Certain legal matters with respect to the notes will be passed upon for the Bank by Carl Krasik, Esq., Associate General Counsel of Mellon Financial Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock.

                                    Experts

    The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing.

    The balance sheet of Mellon Home Equity Line of Credit Trust 2001-1 as of March 1, 2001, set forth as Exhibit A hereto, has been audited by KPMG LLP, independent public accountants, as set forth in their report with respect thereto, and is included herein in reliance upon the authority of that firm as experts in accounting and auditing.

                                    Ratings

    It is a condition to issuance that the notes be rated "AAA" by S&P and "Aaa" by Moody's.

    The ratings assigned to the notes will depend primarily upon the financial strength of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes.

    The ratings on the notes take into consideration the characteristics of the mortgage loans and the structural and legal aspects of the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield nor the likelihood of the payment of the Net Funds Cap Carry-Forward Amount.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    Glossary

    "Accelerated Principal Payment" means the amount of the Excess Cashflow applied as a payment of principal to the extent necessary to increase the Overcollateralization Amount to the Specified Overcollateralization Amount.

    "Additional Balances" means the amounts of draws that are assigned to the trust after the cut-off date.

    "Available Funds" means, for any payment date, the sum of the Principal Collections and the Investor Interest Collections for the related Remittance Period.

    "Business Day" means any day other than (x) a Saturday or Sunday or (y) a day on which any of the note insurer, the servicer or the seller is closed or commercial banking institutions in the States of New York, Pennsylvania, Maryland, Minnesota or Delaware or in the city in which the principal corporate trust office of the indenture trustee is located, are authorized or obligated by law or executive order to be closed.

    "Clean-up Call Date" is the first payment date on which the notes are subject to redemption due to the exercise by the servicer of its purchase right with respect to the mortgage loans, as described under "Maturity and Prepayment Considerations--Clean-up Call".

    "Deficiency Amount" means, as of any payment date, the excess, if any, of Required Payments over the amount of Investor Interest Collections minus the owner trustee's fee, the indenture trustee's fee and the premium payable to the note insurer.

    "Due for Payment" means the payment date on which Insured Amounts are due.

    "Event of Default" means the events described under "Description of the Notes--Events of Default Under the Indenture" in this prospectus supplement.

    "Excess Cashflow" means with respect to any payment date the excess of Investor Interest Collections over the items referred to in clauses (1) through (7) under "Description of the Notes--Flow of Funds--Investor Interest Collections".

    "fixed allocation percentage" means 98.5%.

    "Formula Rate" means, (i) for any payment date which occurs on or prior to the Clean-Up Call Date, the per annum rate equal to the sum of LIBOR plus 0.24% and (ii) for any payment date thereafter, the sum of LIBOR plus 0.48%.

    "HELOCs" means revolving home equity credit line loans.

    "Insured Amounts" means, with respect to any payment date, the Deficiency Amount for such payment date.

    "Insured Payments" means, for any payment date, the amount actually paid by the note insurer to the indenture trustee equal to (1) the Insured Amount for that payment date plus (2) Preference Amounts for any given Business Day.

    "Interest Accrual Period" means for any payment date, the period from the preceding payment date, or in the case of the first payment date, from the closing date, through the day preceding the payment date.

    "Interest Collections" means, for any payment date, the amounts collected on the mortgage loans and allocated as interest during the related Remittance Period, including the portion of Net Liquidation Proceeds allocable to interest and the interest portion, if any, of any optional P&I Advances, reduced by payments of fees due to the servicer for the payment date.

    "Interest Distribution Amount" means, for any payment date, the interest then due on the notes, which is equal to any Interest Shortfall Amount for the payment date plus the product of (x) the Note Interest Rate multiplied by the actual number of days in the Interest Accrual Period divided by a year of 360 days and (y) the note principal balance as of the day immediately prior to such payment date.

    "Interest Shortfall Amount" means, for any payment date, the amount by which the Interest Distribution Amount on the preceding payment date exceeded the actual amount distributed as an interest payment on that date, including any unreimbursed Interest Shortfall Amounts from prior payment dates, together with interest thereon at the Note Interest Rate.

    "Investor Amount" means, on the closing date, an amount equal to the Original
Pool Principal Balance, and after the closing date, an amount equal to the original
Investor Amount minus the amount of Principal Collections (without regard to an Overcollateralization Reduction Amount) previously distributed as principal on the notes and minus the Investor Floating Allocation Percentage of all Liquidation Loss Amounts incurred on the mortgage loan pool since the cut-off date provided that in no event will the Investor Amount be permitted to exceed the Pool Principal Balance.

    "Investor Floating Allocation Percentage" means, for any payment date, the percentage equivalent of a fraction, the numerator of which is the Investor Amount and the denominator of which is the Pool Principal Balance, each at the beginning of the related Remittance Period, provided that such percentage shall not be greater than 100%.

    "Investor Interest Collections" means, for any payment, an amount equal to the Investor Floating Allocation Percentage of the Interest Collections for the related Remittance Period.

    "Investor Liquidated Loss Amount" means the Investor Floating Allocation Percentage of any Liquidated Loss Amount.

    "LIBOR" means the London interbank offered rate for one-month Eurodollar deposits appearing on the Telerate screen page 3750, as of the second LIBOR Business Day prior to the first day of the Interest Accrual Period, or as of the second LIBOR Business Day prior to the closing date, in the case of the first Interest Accrual Period.

    "Liquidated Mortgage Loan" means a defaulted mortgage loan which the servicer has determined that it has recovered all amounts it expects to recover on the defaulted mortgage loan.

    "Liquidation Proceeds" means the proceeds received in connection with the liquidation of any Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale, sale to a third party or otherwise.

    "Managed Amortization Period" means the period commencing on the initial payment date, and ending on the earlier to occur of (x) the March 2004 payment date and (y) the payment date which immediately precedes the occurrence of a Rapid Amortization Event.

    "Maximum Principal Payment" means, with respect to any Payment Date, the fixed allocation percentage of the Principal Collections relating to such Payment Date.

    "Net Funds Cap Carry-Forward Amount" means, on any payment date, the sum of
(x) the excess of the amount of interest due based on the Formula Rate, over the interest due based on the Net Funds Cap Rate and (y) any such amounts described in clause (x) for prior payment dates and not previously paid, together with interest on such excess at the then-applicable Formula Rate.

    "Net Funds Cap Rate" means the per annum rate, equal to (A) the product of
(x) twelve and (y) the Investors' Floating Allocation Percentage of the interest due on the mortgage loans at the applicable coupon rate during the related Remittance Period, net of the Investor Floating Allocation Percentage of the servicing fee, and net of the indenture trustee's fee, the owner trustee's fee and the premium payable to the note insurer under the note guaranty insurance policy, divided by (B) the Investor Amount as of the opening of the related Remittance Period.

    "Net Liquidation Proceeds" means, an amount equal to the Liquidation Proceeds, reduced by out-of-pocket expenses and advances, but not including the portion, if any, of the amount that exceeds the sum of (x) the Principal Balance of the mortgage loan and (y) any accrued and unpaid interest to the end of the Remittance Period during which the mortgage loan became a Liquidated Mortgage Loan.

    "Net Principal Collections" means, for any payment date, the excess of (x) Principal Collections over (y) the aggregate principal amount of all Additional Balances arising during the Remittance Period. In no event will Net Principal Collections be less than zero for any payment date.

    "Note Interest Rate" means, for any Payment Date, the lesser of the Formula Rate and the Net Funds Cap Rate.

    "Original Pool Principal Balance" means the Pool Principal Balance as of the cut-off date.

    "Overcollateralization Amount" means, the amount, if any, by which the Investor Amount exceeds the note principal balance.

    "Overcollateralization Deficit" means, for any payment date, the amount by which the note principal balance, after giving effect to the payment of principal on the notes on the payment date, exceeds the Investor Amount at the end of the prior Remittance Period.

    "Overcollateralization Reduction Amount" means, for any payment date, the dollar amount by which (x) the Overcollateralization Amount exceeds (y) the Specified Overcollateralization Amount.

    "Pool Principal Balance" means, on any day, the aggregate of the Principal Balances of all mortgage loans as of that day.

    "Preference Amount" means any payment on a note which has become Due for Payment and which is made to a noteholder by or on behalf of the indenture trustee which has been deemed a preferential transfer and theretofore recovered from its Holder under the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

    "Principal Balance" of any mortgage loan, other than a Liquidated Mortgage Loan, on any date is equal to its principal balance as of the cut-off date plus any Additional Balances minus all collections credited as principal payments in accordance with the credit line agreement. The Principal Balance of a Liquidated Mortgage Loan is zero.

    "Principal Collections" means, as to any payment date, the amounts collected and allocated to principal under the terms of the mortgage loans during the Remittance Period, plus the principal portion of Net Liquidation Proceeds and the principal portion, if any, of any optional P&I Advances.

    "Rapid Amortization Event" means the events described under "Description of the Notes-Rapid Amortization Events" in this prospectus supplement.

    "Rapid Amortization Period" means the period which immediately follows the Managed Amortization Period.

    "Reimbursement Amounts" means all amounts due and owing to the note insurer, including unreimbursed draws on the note guaranty insurance policy, together with interest on such amount.

    "Remittance Period" means, for any payment date, the calendar month preceding the month of the payment date.

    "Required Payments" means, for any payment date, the sum of (a) the Interest Distribution Amount, (b) any Overcollateralization Deficit as of such payment date, after taking into account the application of all Investor Interest Collections on that payment date, and (c) on the final scheduled payment date, the remaining outstanding note principal balance, if any, after taking into account the application of Available Funds on that payment date.

    "Scheduled Principal Distribution Amount" means

        (A) on any payment date during the managed amortization period, the excess of (x) the lesser of (1) the fixed allocation percentage of Principal Collections and (2) the Net Principal Collections over (y) the Overcollateralization Reduction Amount, if any, for the payment date, or

        (B) on any payment date during the rapid amortization period, the excess of (x) the Fixed Allocation Percentage of Principal Collections over (y) the Overcollateralization Reduction Amount, if any, for the payment date.

    In no event will the amount described in clause (A) or (B) be less than zero, or greater than the note principal balance.

    "Seller Interest Collections" means the difference between Interest Collections and Investor Interest Collection.

    "Specified Overcollateralization Amount" means a level of the Overcollateralization Amount specified by the note insurer in the insurance agreement.

    "Transaction Documents" means the Sale and Servicing Agreement dated as of March 1, 2001, among the trust, the depositor, the Bank as seller and servicer, and the indenture trustee, the Amended and Restated Trust Agreement, dated March 23, 2001 among the depositor, the seller and Wilmington Trust Company, as owner trustee, and the indenture, dated as of March 1, 2001, among the trust and the indenture trustee.

                      [This page intentionally left blank]

                                   EXHIBIT A


                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Report of Independent Public Accountants ...............................     A-2

Balance Sheet of the Trust as of March 1, 2001 .........................     A-3

Notes to Balance Sheet .................................................     A-4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To  Mellon Home Equity Line of Credit Trust 2001-1:

   We have audited the accompanying balance sheet of Mellon Home Equity Line of Credit Trust 2001-1, a Delaware business trust, as of March 1, 2001. This financial statement is the responsibility of the trust. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mellon Home Equity Line of Credit Trust 2001-1, as of March 1, 2001, in conformity with accounting principles generally accepted in the United States of America.



Pittsburgh, Pennsylvania

March 2, 2001

                 MELLON HOME EQUITY LINE OF CREDIT TRUST 2001-1


                                 BALANCE SHEET


                                 March 1, 2001

ASSETS

    Assets ...............................................................    $0


LIABILITIES AND CERTIFICATEHOLDER'S EQUITY


    Liabilities ..........................................................    $0

    Certificateholder's equity ...........................................    $0

       Total liabilities and certificate holder's equity .................    $0



         The accompanying notes are an integral part of this statement.

                 MELLON HOME EQUITY LINE OF CREDIT TRUST 2001-1


                             NOTES TO BALANCE SHEET

                                 March 1, 2001


1.  Organization

   Mellon Home Equity Line of Credit Trust 2001-1, a Delaware statutory business trust, was organized in the state of Delaware on March 1, 2001, with Wilmington Trust Company, as its owner trustee.

   Prior to and including March 1, 2001, the Mellon Home Equity Line of Credit Trust 2001-1 did not conduct any activities.

   The trust was organized to engage exclusively in the purchase or acquisition of certain receivables consisting of home equity line of credit loans.

Prospectus

                      J.P. MORGAN ACCEPTANCE CORPORATION I

                            ASSET BACKED SECURITIES

                              (Issuable in Series)



J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

   Each trust will consist of one or more of the following:

   o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

   o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties;

   o home improvement installment sales contracts and installment loan agreements unsecured or secured by senior or junior liens on one- to four-family residential properties or by purchase money security interests in home improvements;

   o manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on real estate on which the manufactured homes are located;

   o mortgaged backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

   o privately issued mortgage backed securities representing interests in any of the above asset types.

   Each series of securities will:

        o either evidence beneficial ownership of a trust or be secured by the assets of a trust;

        o will be issued in one or more classes of securities. A class of securities:

             o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

             o may be senior or subordinate in right of payment to other classes; and

             o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

   No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

   The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

   Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 March 7, 2001


   Consider carefully the risk factors beginning on page 5 of this prospectus.

   The securities represent obligations of the trust only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, the master servicer or any of their affiliates.

   This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

    Important Notice About Information Presented In This Prospectus And The
                       Accompanying Prospectus Supplement

   We provide information to you about the securities in two separate documents that progressively provide more detail:

        (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

        (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

   If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

   We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 130 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               Table of Contents



                                                                            Page
                                                                            ----

RISK FACTORS.............................................................      5

  Limited Resale Market for Securities Could Adversely Affect Your
   Ability to Liquidate Your Investment..................................      5

  Protection Against Losses is Limited
   Since Securities Will Receive
   Payments Only From Specified
   Sources...............................................................      5

  Nature of Mortgages Securing the Loans May Delay Receipt of, or Result
   in Shortfalls in Proceeds Payable on a Loan...........................      6

  You Could Be Adversely Affected By Violations of Environmental Laws....      7

  Value of Trust Assets May Be Less Than Outstanding Principal Balance of
   the Related Securities................................................      7

THE TRUST FUND...........................................................      8

  General................................................................      8

  The Loans..............................................................     10

  Modification of Loans..................................................     15

  Agency Securities......................................................     15

  Private Mortgage-Backed Securities.....................................     21

  Representations by Sellers or Originators; Repurchases.................     23

  Substitution of Trust Fund Assets......................................     25

USE OF PROCEEDS..........................................................     25

THE DEPOSITOR............................................................     26

DESCRIPTION OF THE
  SECURITIES.............................................................     26

  General................................................................     26

  Distributions on Securities............................................     29

  Advances...............................................................     30

  Reports to Securityholders.............................................     31

  Categories of Classes of Securities....................................     33

  Indices Applicable to Floating Rate and Inverse Floating Rate Classes..     35

  LIBOR..................................................................     35

  COFI...................................................................     37

  Treasury Index.........................................................     38

  Prime Rate.............................................................     39

  Book-Entry Registration of Securities..................................     39

CREDIT ENHANCEMENT.......................................................     43

  General................................................................     43



                                                                            Page
                                                                            ----
  Subordination..........................................................     43

  Letter of Credit.......................................................     45

  Insurance Policies, Surety Bonds and
   Guaranties............................................................     45

  Over-Collateralization.................................................     45

  Spread Account.........................................................     46

  Reserve Accounts.......................................................     46

  Pool Insurance Policies................................................     48

  Cross-Collateralization................................................     49

  Other Insurance, Surety Bonds, Guaranties, and Letters of Credit.......     50

  Derivative Products....................................................     50

YIELD AND PREPAYMENT CONSIDERATIONS......................................     50

THE AGREEMENTS...........................................................     53

  Assignment of the Trust Fund Assets....................................     53

  No Recourse to Sellers, Originators, Depositor or Master Servicer......     55

  Payments on Loans; Deposits to Security Account........................     56

  Pre-Funding Account....................................................     58

  Sub-Servicing by Sellers...............................................     59

  Hazard Insurance.......................................................     60

  Realization Upon Defaulted Loans.......................................     62

  Servicing and Other Compensation and Payment of Expenses...............     64

  Evidence as to Compliance..............................................     64

  Matters Regarding the Master Servicer and the Depositor................     65

  Events of Default; Rights Upon Event of Default........................     65

  Amendment..............................................................     68

  Termination; Optional Termination......................................     69

  The Trustee............................................................     70

MATERIAL LEGAL ASPECTS OF THE LOANS......................................     70

  General................................................................     70

  Foreclosure/Repossession...............................................     72

  Environmental Risks....................................................     74

  Rights of Redemption...................................................     76

  Anti-deficiency Legislation and Other
   Limitations on Lenders................................................     76

  Due-on-Sale Clauses....................................................     77

  Enforceability of Prepayment and Late Payment Fees.....................     78

  Applicability of Usury Laws............................................     78


                                                                            Page
                                                                            ----

  The Contracts..........................................................     78

  Installment Contracts..................................................     81

  Soldiers' and Sailors' Civil Relief Act................................     82

  Junior Mortgages; Rights of Senior Mortgagees..........................     82

  The Title I Program....................................................     83

  Consumer Protection Laws...............................................     87

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................     88

  General................................................................     88

  Taxation of Debt Securities............................................     89

  Taxation of the REMIC and Its Holders..................................     95

  REMIC Expenses; Single Class REMICS....................................     96

  Taxation of the REMIC..................................................     97

  Taxation of Holders of Residual Interest Securities....................     98

  Administrative Matters.................................................    101

  Tax Status as a Grantor Trust..........................................    101

  Sale or Exchange.......................................................    104

  Miscellaneous Tax Aspects..............................................    105

  Tax Treatment of Foreign Investors.....................................    105

  Tax Characterization of the Trust Fund as a Partnership................    106

  Tax Consequences to Holders of the Notes...............................    107



                                                                            Page
                                                                            ----

  Tax Consequences to Holders of the Certificates........................    109

  Taxation of Trust as FASIT.............................................    114

  Treatment of FASIT Regular Securities..................................    117

  Treatment of High-Yield Interests......................................    118

  Tax Treatment of FASIT Ownership Securities............................    118

STATE TAX CONSIDERATIONS.................................................    119

ERISA CONSIDERATIONS.....................................................    119

 General ................................................................    119

 Prohibited Transactions ................................................    120

 General ................................................................    120

 Plan Asset Regulation ..................................................    120

 Exemption 83-1 .........................................................    121

 The Underwriter's Exemption ............................................    122

 Insurance Company Purchasers ...........................................    125

 Consultation with Counsel ..............................................    126

LEGAL INVESTMENT.........................................................    126

METHOD OF DISTRIBUTION...................................................    126

LEGAL MATTERS............................................................    128

FINANCIAL INFORMATION....................................................    129

RATING...................................................................    129

WHERE YOU CAN FIND MORE INFORMATION......................................    130

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    130

GLOSSARY.................................................................    131

                                  Risk Factors


   You should consider the following risk factors in deciding whether to purchase any of the securities.

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your Investment

   No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified Sources

   The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

   The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

   Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

   You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in Proceeds Payable on a Loan

   o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

   o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you.

   We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

   o Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

   o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

   The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

   o require specified disclosures to the borrowers regarding the terms of the loans;

   o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

   o regulate the use and reporting of information related to the borrower's credit experience;

   o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

   o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

   o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

   If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

   We refer you to "Material Legal Aspects of the Loans" for additional information.

   o Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

You Could Be Adversely Affected By Violations of Environmental Laws

   Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

   We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

   There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

                                 The Trust Fund

General

   The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

        (a) single family mortgage loans, including:

             (1) mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

             (2) closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one-to four-family residential properties,

             (3) home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

             (4) manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

        (b) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

        (c) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

        (d) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

   The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series.

The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

   Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

   As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

   In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The deposit will also assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." A prospectus supplement, however, may describe additional obligations of the depositor for the related trust fund. The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

   The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

The Loans

   General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

   In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

        (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

        (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the

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
     original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d) Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

   A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

   The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

   The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

   Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

   The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

   Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

   The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

   Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

   Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

        (1) the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

        (2) the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

        (3) the original terms to maturity of the loans,

        (4) the largest principal balance and the smallest principal balance of any of the loans,

        (5) the earliest origination date and latest maturity date of any of the loans,

        (6) the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

        (7) the loan interest rates or range of loan interest rates borne by the loans,

        (8) the maximum and minimum per annum loan interest rates, and

        (9) the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

   No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

   Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Modification of Loans

   The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

   Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

   Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

   Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

   The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

   If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

   Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

   Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

   Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

        (1) fixed-rate level installment conventional mortgage loans;

        (2) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

        (3) adjustable rate conventional mortgage loans; or

        (4) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

   Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

   Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

   Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

   Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

   Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

   Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

   Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie
Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

   Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

   Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

   Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

   Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

   Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

   General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in an asset pool, or (b) collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

   The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

        (1) will be acquired in the secondary market and not pursuant to an initial offering of the securities,

        (2) the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

        (3) will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

   Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

        (1) no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

        (2) the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

        (3) the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

        (4) the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a title insurance policy.

   Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

   Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

        (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

        (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

        (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

        (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

        (5) the pass-through or certificate rate of the private mortgage-backed securities;

        (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

        (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

        (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

        (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

        (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Representations by Sellers or Originators; Repurchases

   Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

        (1) that title insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

        (2) that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

        (3) that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

        (4) that there were no delinquent tax or assessment liens against the property;

        (5) that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

        (6) that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

   If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

   The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or
(2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

   Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

Substitution of Trust Fund Assets

   Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                Use of Proceeds

   The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

        (1) to purchase the related trust fund assets;

        (2) to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

        (3) to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

   The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

   J.P. Morgan Acceptance Corporation I is a direct, wholly-owned subsidiary of J.P. Morgan Securities Holdings Inc., which is a direct, wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. J.P. Morgan Acceptance Corporation I will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on June 27, 1988. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10260. Its telephone number is (212) 648-7741. The depositor does not have, nor is it expected in the future to have, any significant assets.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                         Description of the Securities

   Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

General

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

        (1) the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

        (2) the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

        (3) property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

        (4) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

   The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

   As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

   Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Advances

   If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

   In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

   If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

Reports to Securityholders

   Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

        (1) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

        (2) the amount of the distribution allocable to interest;

        (3) the amount of any advance;

        (4) the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

        (5) the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

        (6) the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

        (7) the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

        (8) the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

        (9) the number and aggregate principal balances of loans (A) delinquent, exclusive of loans in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and
     (4) 91 or more days as of the close of business on the last day of the calendar month preceding that distribution date;

        (10) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        (11) the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

        (12) if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

        (13) the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

        (14) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

   Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

   Principal Types

Accretion Directed. . . . . .   A class that receives principal payments from
                                the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component
Securities. . . . . . . . . .   A class consisting of components. The
                                components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities. .   A class having no principal balance and
                                bearing interest on a notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or
PACs. . . . . . . . . . . . .   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories--e.g., primary planned principal classes, secondary planned principal classes and so forth--having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class . .   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class. . . . .   Classes that receive principal payments in a
                                prescribed sequence, that do not have
                                predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip . . . . . . . . . . . .   A class that receives a constant proportion,
                                or "strip," of the principal payments on the underlying trust fund assets.

Support Class or
Companion Class . . . . . . .   A class that receives principal payments on
                                any distribution date only if scheduled
                                payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or
TACs. . . . . . . . . . . . .   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

   Interest Types

Fixed Rate. . . . . . . . . .   A class with an interest rate that is fixed
                                throughout the life of that class.

Floating Rate . . . . . . . .   A class with an interest rate that resets
                                periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement. Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating
Rate. . . . . . . . . . . . .   A class with an interest rate that resets
                                periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate . . . . . . . .   A class with an interest rate that resets
                                periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments--e.g., the loan rates borne by the underlying loans.

Auction Rate. . . . . . . . .   A class with an interest rate that resets
                                periodically to an auction rate that is
                                calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only . . . . . . . .   A class that receives some or all of the
                                interest payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only. . . . . . . .   A class that does not bear interest and is
                                entitled to receive distributions in respect of principal only.

Partial Accrual . . . . . . .   A class that accretes a portion of the amount
                                of accrued interest with respect to that class. The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual . . . . . . . . . . .   A class that accretes the full amount of
                                accrued interest with respect to that class.
                                The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

   The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

   On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

   LIBOR will be established as follows:

        (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

        (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

        (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

   On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

     (1) savings deposits,

     (2) time deposits,

     (3) FHLBSF advances,

     (4) repurchase agreements, and

     (5) all other borrowings.

Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information

Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling
(415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

   On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551

(202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

   On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Book-Entry Registration of Securities

   As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

   The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

   Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

   Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

   Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

   Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels,

Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

   Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

   DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of be global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

   Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


                               Credit Enhancement


General

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

   If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

        (1) reducing the ownership interest, if applicable, of the related subordinated securities;


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
        (2) a combination of the immediately preceding sentence and clause (1) above; or

        (3) another method described in the related prospectus supplement.

   If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

   If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

   As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

        (1)in the order of their scheduled final distribution dates;

        (2) in accordance with a schedule or formula;

        (3) in relation to the occurrence of events; or

        (4) by another method as specified in the related prospectus supplement.

   As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.


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
Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

        (1) maintaining timely payments or providing additional protection against losses on the trust fund assets;

        (2) paying administrative expenses; or

        (3) establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

   Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

   If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Spread Account

   If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Reserve Accounts

   If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

   The reserve account for a series will be funded:

        (1)by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

        (2) by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

        (3) in any other manner as may be specified in the related prospectus supplement.

   Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

        (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

        (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

        (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

        (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

        (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

        (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

        (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

        (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

        (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

        (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.


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
   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

   If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

   Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

   The pool insurance policy may provide that no claims may be validly presented unless:

        (1) any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

        (2) hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

        (3) if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

        (4) the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

   If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

   The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

   The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust

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funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

   If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

        (1) maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

        (2) paying administrative expenses; or

        (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

   Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Derivative Products

   If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement, in each case as described in the related prospectus supplement.


                      Yield and Prepayment Considerations


   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

   The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate

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
levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

   Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain

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
at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.


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   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

   Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

   The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.


                                 The Agreements


   Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of the Trust Fund Assets

   Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

   If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:


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
        (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

        (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

        (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

        (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses
(1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

   If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

   With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of

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
securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

   The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

   If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

No Recourse to Sellers, Originators, Depositor or Master Servicer

   As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to

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
purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

   The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

        (1) maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

        (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

        (3) an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

        (4) an account or accounts otherwise acceptable to each rating agency.

   The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

   The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

        (1) all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

        (2) all payments on account of interest on the loans, net of applicable servicing compensation;


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        (3) all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

        (4) all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

        (5) all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

        (6) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

        (7) all other amounts required to be deposited in the security account pursuant to the agreement.

   The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

        (1) to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

        (2) to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

        (3) to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

        (4) to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

        (5) to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to

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
     amounts received representing late recoveries of the payments for which the advances were made;

        (6) to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

        (7) to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

        (8) to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

        (9) to clear and terminate the security account upon termination of the agreement.

   In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

   If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

   The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving

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
prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

   In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Sub-Servicing by Sellers

   Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a

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sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Hazard Insurance

   Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of
(y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the

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insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

   In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

   If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

   If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.


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   If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

   In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

     o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

     o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     o    fourth, as a recovery of principal of that loan.

   The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

Realization Upon Defaulted Loans

   General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if

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applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

   The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

   FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

   Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.


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Servicing and Other Compensation and Payment of Expenses

   The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

   The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

Evidence as to Compliance

   Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform
Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

   Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


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Matters Regarding the Master Servicer and the Depositor

   The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

   Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

   Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

Events of Default; Rights Upon Event of Default

   Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:


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        (1) failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

        (2) any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

        (3) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

        (4) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

   The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

   If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

   So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

   No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25%

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of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

   Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

        (1) a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

        (2) failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

        (3) events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

        (4) any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

   If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

        (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

        (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

        (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.


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   In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

   Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

   In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders.

Amendment

   Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

        (1) to cure any ambiguity;

        (2) to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

        (3) to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

   An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided

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in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

   Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of
(1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

   Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal

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balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

   Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

   In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

   The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Material Legal Aspects of the Loans

   The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

General

   The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.
Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the

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mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the

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appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the

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trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

   Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative

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will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

   Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties,"

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including owners or operators. However, CERCLA excludes from the definition of
"owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

   The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

   A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.


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Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

   Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the

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cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

   The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

   The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current

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market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

   Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

   Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

   General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they

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will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

   Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

   Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

   Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of

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Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

   In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

   Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.


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   Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the
FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

   Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

   The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the

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early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.


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   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

   The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

   General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and

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empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

   The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

   There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

   Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

   Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

   Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has

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been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

   Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

   Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

   The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

   FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the

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receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

   Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligiable insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

   The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

   Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

   Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property

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under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

   When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

   Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

        (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

        (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

        (c) the uncollected court costs;

        (d) the attorney's fees not to exceed $500; and

        (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

   Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit

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Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    Material Federal Income Tax Consequences

General

   The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The federal income tax consequences to holders of securities will vary depending on whether:

        (1) the securities of a series are classified as indebtedness;

        (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Internal Revenue Code;

        (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

        (4) the trust fund relating to a particular series of certificates is treated as a partnership.

   Brown & Wood LLP, special counsel to the depositor, is of the opinion that, for federal income tax purposes:

     o securities issued as notes will be treated as indebtedness;

     o securities issued as certificates will be treated as one of the following:

          -- indebtedness;

          -- ownership interests in the related trust fund or in its assets;


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          -- "REMIC regular interests" or "REMIC residual interests"; or

          -- "FASIT regular securities" or "FASIT ownership securities".

   The latter two treatments would occur in the event that REMIC or FASIT elections, respectively, are made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders" and "--Taxation of Trust as FASIT". Each prospectus supplement will specify which of these treatments applies to the securities being issued. Brown & Wood LLP is of the opinion that REMIC "regular interests" and "FASIT regular securities" will generally be treated as indebtedness issued by the REMIC or FASIT, as applicable.

   In all cases, each trust fund will be structured to not be subject to an entity level tax, and Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

   The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

   General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Brown & Wood LLP, special counsel to the depositor, is of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued will deliver an opinion generally to that effect.

   Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

        (1) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

        (2) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); and

        (3) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code
     Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.


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   Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

   Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

   Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which

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case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

   Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

        (1) the interest is unconditionally payable at least annually at a "current value" of the index;

        (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

        (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

        (4) the principal payments are not contingent.

   In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

   In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its

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computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

   The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

   The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

   The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those

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adjustments, the rate of accrual of OID for a class of Regular Interest
Securities could increase.

   Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

   A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

   Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

   Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue

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date of those securities. Because the proper method of adjusting accruals of
OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

   Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

   Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the

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consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and Its Holders

   General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Brown & Wood LLP, special counsel to the depositor, is of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Brown & Wood LLP will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests

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in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets, and (3) effective September 1, 1997, Regular Interest Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

   Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

   Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICS

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.


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Taxation of the REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--General" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:


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        (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

        (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

        (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

        (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

Taxation of Holders of Residual Interest Securities

   The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.


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   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

   Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Section 593 institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax

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year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

   Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A

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Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

   On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interest only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

   Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

   General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Brown & Wood LLP, special counsel to the depositor, is of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In

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some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

   Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

   Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of

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points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

   In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

   Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

   Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

   The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent

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ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

   Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

   Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

   Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized

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premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in
Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

   Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

        (1) fails to furnish the trustee with its taxpayer identification number;

        (2) furnishes the trustee an incorrect taxpayer identification number;

        (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

        (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

   Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the

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capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

   Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

   If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as

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corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, Brown & Wood LLP, special counsel to the depositor, is of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

   If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

   Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.


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   A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be

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subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

   Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax

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consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

   The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

   Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

        (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

        (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

        (3) prepayment premium payable to the holders of certificates for that month; and

        (4) any other amounts of income payable to the holders of certificates for that month.

The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.


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   All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

   An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

   The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

   Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

   If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

   Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold,

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rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

   If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

   The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.


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   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

   The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

   Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

   The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross

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income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Trust as FASIT

   In the opinion of Brown & Wood LLP, special tax counsel to the trust fund, if a FASIT election is made with respect to a series of securities, the trust fund will be formed to qualify as a FASIT. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FAS1T Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the continuing qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust. In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes, While the FASIT provisions of the Code permit the addition of assets to a FASIT Trust during the life of the FASIT Trust, no assets other than Subsequent Receivables will be added to the trust after the initial issuance of the trust's securities and such Subsequent Receivables will

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be added only during the Funding Period, if any. A receivable may be removed from the trust solely for a breach of a representation or warranty relating to such receivable as set forth in the related sale and servicing agreement. Investors should also note that the FASIT discussion contained in this prospectus constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT Securities. With respect to each series of FASIT Regular Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

   FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for those purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate which securities of that series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

   Qualification as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT Regular Securities and FASIT Ownership Securities will constitute the "regular interests" and the "ownership interest," respectively, if:

        (1) a FASIT election is in effect,

        (2) tests concerning (A) the composition of the FASIT's assets and (B) the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

        (3) the trust fund is not a regulated investment company as defined in
     Section 851(a) of the Code.

   Asset Composition. In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of, and at all times after, the close of the third month beginning after the closing date. Permitted assets include:

        (1) cash or cash equivalents,

        (2) debt instruments with fixed terms that would qualify as Regular Interests if issued by a REMIC as defined in Section 860D of the Code-- generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

        (3) foreclosure property,

        (4) hedging instruments--generally, interest and currency rate swaps and credit enhancement contracts--that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

        (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

        (6) FASIT regular securities, and

        (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder.


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   Interest in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

   A FASIT interest generally qualifies as a regular interest if:

        (1) it is designated as a regular interest,

        (2) it has a stated maturity no greater than thirty years,

        (3) it entitles its holder to a specified principal amount,

        (4) the issue price of the interest does not exceed 125% of its stated principal amount,

        (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

        (6) if it pays interest, that interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to that principal amount.

   If an interest in a FASIT fails to meet one or more of the requirements set out in clause (3), (4) or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of FASIT Regular Security known as a High-Yield Interest. In addition, if an interest in a FASIT fails to meet the requirement of clause
(6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C Corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire those interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from that interest. See "Material Federal Income Tax Consequences--Taxation of Trust as a FASIT--Treatment of High-Yield Interests." In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

   Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

   Consequences of Disqualification. If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the proposed Treasury regulations provide that its FASIT status would be lost for that year and the Issuer will be unable to elect FASIT status in future years without the approval of the Commissioner. If FASIT status is lost, under proposed Treasury regulations the entity

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classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each regular interest outstanding immediately before the cessation of FASIT status over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs from the regular interest either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange. Nevertheless, in the opinion of Tax Counsel, if the trust fund fails to qualify as a FASIT it will qualify as a partnership. See "--Taxation of the Trust Fund as Partnership."

Treatment of FASIT Regular Securities

   Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from those securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the holder and a principal payment on that security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on the securities in the same manner described for senior securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--OID, Etc." below. Under proposed Treasury regulations, if a non-U.S.-person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. FASIT Regular Note holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a non-U.S. person and the non-U.S. regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register. High-Yield Securities may be held only by Eligible Corporations, other FASITs, and some securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.


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   If the FASIT Regular Security is sold, the securityholder generally will recognize gain or loss upon the sale in the manner described in this prospectus for offered senior securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--Sale or Other Disposition." In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of losses on the underlying assets, some holders of the security may be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

Treatment of High-Yield Interests

   High-Yield Interests are subject to special rules regarding the eligibility of holders of that interest, and the ability of the holders to offset income derived from their FASIT Security with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire those interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

   The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

Tax Treatment of FASIT Ownership Securities

   A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of High-Yield Interest. See "Material Federal Income Tax Consequences--FASIT Regular Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

   Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security

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that is sold or contributed to a FASIT by the holders of the related FASIT
Ownership Security was required to be marked-to-market under Section 475 of the Code by that holder, then Section 475 of the Code will continue to apply to those securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal Rate, compounded semi-annually.

   The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include

        (1) the receipt of income derived from assets that are not permitted assets,

        (2) some types of dispositions of permitted assets,

        (3) the receipt of any income derived from any loan originated by a FASIT, and

        (4) in some cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

   Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

                            State Tax Considerations

   In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

General

   ERISA and the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who

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exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

   Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and the Code, including under the prohibited transactions rules described in this prospectus, of the acquisition and ownership of those securities.

   Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                            Prohibited Transactions

General

   Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Code, or whether there is an applicable exemption.

Plan Asset Regulation

   The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (29 C.F.R. 11 2510.3-101. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless exceptions apply. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing

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services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

   Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

Exemption 83-1

   In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

   The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified

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percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership in a trust fund divided into loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

   PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

        (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

        (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

        (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

   The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

   Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

The Underwriter's Exemption

   The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption (Prohibited Transaction Exemption 90-23, 55 Fed. Reg. 20545 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans, and other obligations that meet the conditions and requirements of the J.P. Morgan Exemption. Identical exemptions have been granted to other underwriters. If J.P. Morgan Securities Inc. is not the underwriter of a series of certificates, the related prospectus supplement will indicate whether the underwriter of that series has received an exemption of that type.


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   Among the conditions that must be satisfied for the J.P. Morgan Exemption to apply are the following:

        (1) the acquisition of the certificates by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

        (3) the certificates acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories from one of S&P, Moody's, Duff & Phelps or Fitch;

        (4) the trustee must not be an affiliate of any other member of the Restricted Group;

        (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting those certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the trust fund assets to the trust fund represents not more than the fair market value of those trust fund assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

        (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

   The trust fund must also meet the following requirements:

             (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

             (b) certificates evidencing interests in other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year prior to the Plan's acquisition of the securities; and

             (iii) certificates evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

   On July 21, 1997, the DOL published in the Federal Register an amendment to the J.P. Morgan Exemption, which extends exemptive relief to some mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date instead of requiring that all those obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:


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        (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered does not exceed twenty-five percent (25%).

        (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency;

        (3) the transfer of those additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

        (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date;

        (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

             (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

             (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date;

        (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

        (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

        (8) the related prospectus or prospectus supplement must describe:

             (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (b) the duration of the pre-funding period;

             (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

             (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and


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
        (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

   Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements:

        (1) that person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust;

        (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

        (3) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

        (4) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

        (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The J.P. Morgan Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

   The J.P. Morgan Exemption may apply to the acquisition, holding and transfer of the certificates by Plans if all of the conditions of the J.P. Morgan Exemption are met, including those within the control of the investor. As of the date of this prospectus, there is no single trust fund asset included in a trust fund related to a series that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

Insurance Company Purchasers

   Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus. The 401(c) Regulations which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before

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
December 31, 1998, which general account assets constitute plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or
(2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation with Counsel

   There can be no assurance that the J.P. Morgan Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

   Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the J.P. Morgan Exemption and the availability of exemptive relief under any class exemption.

                                Legal Investment

   The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation.

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
Approximately twenty-one states adopted that legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or those securities were acquired prior to the enactment of that legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitations as to the percentage of their assets represented by their investment, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth restrictions on investment by federal credit unions in mortgage related securities--in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security".

   All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities to the extent adopted by their respective regulators setting forth, in relevant part, some securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, it is the responsibility of each depository institution to determine, prior and at stated intervals after purchase, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase, or retention, of that product would be consistent with the policy statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                             Method of Distribution

   The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price

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
or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

   Alternatively, the prospectus supplement may specify that securities will be distributed by J.P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If J.P. Morgan Securities Inc. acts as agent in the sale of securities, J.P. Morgan Securities Inc. will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that J.P. Morgan Securities Inc. elects to purchase securities as principal, J.P. Morgan Securities Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

   If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

   The depositor will indemnify J.P. Morgan Securities Inc. and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments J.P. Morgan Securities Inc. and any other underwriters may be required to make in respect of those civil liabilities.

   The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

   As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                 Legal Matters

   The validity of the securities of each series, including federal income tax consequences with respect to that series, will be passed upon for the depositor by Brown & Wood LLP.


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
                             Financial Information

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     Rating

   It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

   There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                      Where You Can Find More Information

   The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-77275, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400,Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

   Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                Incorporation Of Certain Documents By Reference

   The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.


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
                                    Glossary

   Whenever used in this prospectus, the following terms have the following meanings:

   "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

   "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

   "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

   "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

   "FASIT" means a "financial asset securitization investment trust" under the Code.

   "FASIT Ownership Securities" means interests in a FASIT that are designated as "ownership interests" in the FASIT under the Code.

   "FASIT Regular Securities" means interests in a FASIT that are designated as "regular interests" in the FASIT under the Code.

   "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

   "High-Yield Interest" means with respect to each of the following FASIT eligibility requirements:

        (1) that the FASIT interest entitles its holder to a specified principal amount;

        (2) that the issue price of the interest does not exceed 125% of its stated principal amount;

        (3) that the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%,; and

        (4) that if it pays interest, that interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to that principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC an interest in a FASIT that fails to meet one or more of those requirements but otherwise meets all requirements to be treated as a FASIT, and any additional requirements imposed by the IRS; provided, that if the it fails to meet the requirement described in (4) above, the interest payable consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security.

   "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the

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
interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

   "J.P. Morgan Exemption" or "Exemption" means the administrative exemption that the DOL has granted to J.P. Morgan Securities Inc., and known as Prohibited Transaction Exemption 90-23, 55 Fed. Reg. 20545 (1990).

   "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

   "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

   "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

   "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

   "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

   "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

   "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

   "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

   "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

   "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

   "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940.

   "REMIC" means a "real estate mortgage investment conduit" under the Code.

   "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

   "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.


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
   "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

   "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

   "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

   "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

   "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.


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                                  $669,000,000


MELLON HOME EQUITY LINE OF CREDIT TRUST 2001-1
Issuer


HOME EQUITY LINE OF CREDIT ASSET-BACKED NOTES,
SERIES 2001-1, CLASS A



J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor


MELLON BANK, N.A.
Seller and Servicer



[graphic]



                       ---------------------------------

                             PROSPECTUS SUPPLEMENT

                       ---------------------------------




JPMorgan                                          Mellon Financial Markets, LLC


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


   We are not offering the notes in any state where the offer is not permitted.


   For 90 days following the date of this prospectus supplement, all dealers selling notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.